AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 14, 1997,
                           REGISTRATION NOS. 333-28651
                                             333-28651-01






                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                 - - - - - - - - - - - - - - - - - - - - - - - -
                               AMENDMENT NO. 1 TO

                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                 - - - - - - - - - - - - - - - - - - - - - - - -


    U.S.B. HOLDING CO., INC.                   UNION STATE CAPITAL TRUST I
  (Exact name of Registrant as                 (Exact name of Registrant as
    specified in its charter)               specified in its trust agreement)
            DELAWARE                                     DELAWARE
 (State or other jurisdiction of             (State or other jurisdiction of
 incorporation or organization)               incorporation or organization)
          ------------                                 ------------


              6712                                         6719
  (Primary Standard Industrial                 (Primary Standard Industrial
   Classification Code Number)                 Classification Code Number)


           36-3197969                                   13-7117454
        (I.R.S. Employer                             (I.R.S. Employer
       Identification No.)                         Identification No.)


                                  100 DUTCH HILL ROAD
                              ORANGEBURG, NEW YORK 10962
                                    (914) 365-4600
          (Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)


                               STEVEN T. SABATINI
    EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND ASSISTANT SECRETARY
                            U.S.B. HOLDING CO., INC.
                               100 DUTCH HILL ROAD
                           ORANGEBURG, NEW YORK 10962
                                 (914) 365-4600


       (Name, address, including zip code, and telephone number, including area code, of agents for service)

                                   COPIES TO:


                            LOUIS J. BEVILACQUA, ESQ.
                             DERRICK D. CEPHAS, ESQ.
                          CADWALADER, WICKERSHAM & TAFT
                                 100 MAIDEN LANE
                            NEW YORK, NEW YORK 10038

        Approximate Date of Commencement of Proposed Sale to the Public:

   As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|



                         CALCULATION OF REGISTRATION FEE

                                           Amount        Proposed Maximum    Proposed Maximum         Amount of
 Title of Each Class of Securities         to be          Offering Price         Aggregate          Registration
          to be Registered               Registered        Per Unit(1)       Offering Price(1)         Fee(2)
9.58% Series B Capital Securities
of Union State Capital Trust I...     $20,000,000              100%            $20,000,000            $6,060.60

Series B Junior Subordinated Debt
Securities of U.S.B. Holding Co.,
Inc. (2).........................

U.S.B. Holding Co., Inc. Guarantee
with respect to Capital
Securities(3)....................

     Total.......................     $20,000,000(4)           100%         $20,000,000(5)            $6,060.60

(1)  Estimated solely for the purpose of computing the registration fee.

(2) No separate consideration will be received for the Series B Junior Subordinated Debt Securities of U.S.B. Holding Co., Inc. (the "Junior
     Subordinated Debt Securities") distributed upon any liquidation of Union State Capital Trust I.

(3) No separate consideration will be received for the U.S.B. Holding Co., Inc. Guarantee.

(4) This Registration Statement is deemed to cover rights of holders of Junior Subordinated Debt Securities under the Indenture, the rights of holders of 9.58% Series B Capital Securities (the "Capital Securities") of Union State Capital Trust I under the Amended and Restated Declaration of Trust and the rights of holders of such Capital Securities under the U.S.B. Holding Co., Inc. Guarantee.

(5) Such amount represents the liquidation amount of the Capital Securities to be exchanged hereunder and the principal amount of Junior Subordinated Debt Securities that may be distributed to holders of such Capital Securities upon any liquidation of Union State Capital Trust I.


                 - - - - - - - - - - - - - - - - - - - - - - - -


     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission (the "Commission"). These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                   SUBJECT TO COMPLETION, DATED JULY 14, 1997

                           UNION STATE CAPITAL TRUST I

                              OFFER TO EXCHANGE ITS
                        9.58% SERIES B CAPITAL SECURITIES
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
           WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING
                        9.58% SERIES A CAPITAL SECURITIES
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
               UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY
                            U.S.B. HOLDING CO., INC.


       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
            NEW YORK CITY TIME, ON AUGUST ___, 1997, UNLESS EXTENDED

                              ---------------------

     Union State Capital Trust I, a trust formed under the laws of the State of Delaware (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $20,000,000 aggregate liquidation amount of its 9.58% Series B Capital Securities (the "New Capital Securities") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like liquidation amount of its outstanding 9.58% Series A Capital Securities (the "Old Capital Securities"), of which $20,000,000 aggregate liquidation amount is outstanding. Pursuant to the Exchange Offer, U.S.B. Holding Co., Inc., a Delaware corporation (the "Corporation" or "USB"), is also offering to exchange (i) its guarantee of payments of cash distributions and payments on liquidation of the Trust or redemption of the New Capital Securities (the "New Guarantee") for a like guarantee in respect of the Old Capital
Securities (the "Old Guarantee") and (ii) all of its Series B Junior Subordinated Debt Securities due February 1, 2027 (the "New Junior Subordinated Debt Securities") for a like aggregate principal amount of its Series A Junior Subordinated Debt Securities due February 1, 2027 (the "Old Junior Subordinated Debt Securities"), which New Guarantee and New Junior Subordinated Debt Securities also have been registered under the Securities Act. The Old Capital Securities, the Old Guarantee and the Old Junior Subordinated Debt Securities are collectively referred to herein as the "Old Securities," and the New Capital Securities, the New Guarantee and the New Junior Subordinated Debt Securities are collectively referred to herein as the "New Securities."

     The terms of the New Securities are identical in all material respects to the respective terms of the Old Securities, except that (i) the New Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Securities, (ii) the New Capital Securities will not provide for any increase in the Distribution rate thereon, and (iii) the New Junior Subordinated Debt Securities will not provide for any increase in the interest rate thereon. See "Description of New Securities" and "Description of Old Securities." The New Capital Securities are being offered for exchange in order to satisfy certain obligations of the Corporation and the Trust under the Registration Agreement dated as of February 5, 1997 (the "Registration Rights Agreement") among the Corporation, the Trust and the Initial Purchaser (as defined herein). In the event that the Exchange Offer is consummated, any Old Capital Securities that remain outstanding after consummation of the Exchange Offer and the New Capital Securities issued under the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the Declaration (as defined herein).


     This Prospectus and the Letter of Transmittal are first being mailed to all holders of Old Capital Securities on July ___, 1997.


     SEE "RISK FACTORS" COMMENCING ON PAGE 22 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS IN DECIDING WHETHER TO TENDER OLD CAPITAL SECURITIES IN THE EXCHANGE OFFER.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
             HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                 ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.



                 The date of this Prospectus is July ___, 1997.

     The New Capital Securities and the Old Capital Securities (collectively, the "Capital Securities") represent beneficial interests in the assets of the Trust. The Corporation is the owner of all of the beneficial interests represented by common securities of the Trust (the "Common Securities," and together with the Capital Securities, the "Trust Securities"). The Chase Manhattan Bank is the Property Trustee of the Trust. The Trust exists for the exclusive purposes of issuing the Trust Securities, and investing the proceeds thereof in the Junior Subordinated Debt Securities (as defined herein). The Junior Subordinated Debt Securities will mature on February 1, 2027 (the "Stated Maturity"). The Capital Securities will have a preference over the Common Securities under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of New Capital Securities--Subordination of Common Securities."

     As used herein, (i) the "Indenture" means the Indenture, dated as of February 5, 1997, as amended and supplemented from time to time, between the Corporation and The Chase Manhattan Bank, as Debenture Trustee (the "Debenture Trustee"), (ii) the "Declaration" means the Amended and Restated Declaration of Trust, dated as of February 5, 1997 relating to the Trust among the Corporation, as Sponsor, The Chase Manhattan Bank as Property Trustee (the "Property Trustee"), Chase Manhattan Bank Delaware, as Delaware Trustee, (the "Delaware Trustee"), and four Administrative Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees"). In addition, as the context may require, unless otherwise expressly stated, (i) the term "Capital Securities" includes the Old Capital Securities and the New Capital Securities, (ii) the term "Trust Securities" includes the Capital Securities and the Common Securities, (iii) the term "Junior Subordinated Debt Securities" includes the Old Junior Subordinated Debt Securities and the New Junior Subordinated Debt Securities and (iv) the term "Guarantee" includes the Old Guarantee and the New Guarantee.

     Holders of the New Capital Securities will be entitled to receive cumulative cash distributions, in each case arising from the payment of interest on the Junior Subordinated Debt Securities, payable semi-annually in arrears on the 1st day of February and August of each year, at the annual rate of 9.58% of the liquidation amount of $1,000 per New Capital Security ("Distributions") accruing from February 5, 1997 to the extent New Capital Securities are exchanged prior to the record date for purposes of the August 1, 1997 interest payment. Subject to certain exceptions, the Corporation will have the right to defer payments of interest on the Junior Subordinated Debt Securities at any time and from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"); provided, however, that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debt Security. Upon the termination of any such Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the 9.58%, compounded semi-annually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period, subject to the requirements set forth herein. If interest payments on the Junior Subordinated Debt Securities are so deferred, Distributions on the Trust Securities will also be deferred and the Corporation will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Corporation's capital stock (which includes common and preferred stock) or to make any payment with respect to debt securities of the Corporation that rank pari passu with or junior to the Junior Subordinated Debt Securities. During an Extension Period, interest on the Junior Subordinated Debt Securities will continue to accrue (as well as the amount of Distributions to which holders of the Trust Securities are entitled will accumulate) at the rate of 9.58% per annum, compounded semi-annually, and holders of Trust Securities will be required to accrue interest income for United States federal income tax purposes. See "Description of New Junior Subordinated Debt Securities--Option to Extend Interest Payment Date" and "Certain United States Federal Income Tax Considerations--Interest Income and Original Issue Discount."

     The Corporation will, through the New Guarantee, the Declaration, the New Junior Subordinated Debt Securities and the Indenture (each as defined herein), taken together, fully, irrevocably and unconditionally guarantee as described herein, all of the Trust's obligations under the New Capital Securities. See "Relationship Among the New Capital Securities, the New Junior Subordinated Debt Securities and the New Guarantee--Full and Unconditional Guarantee." The Corporation has agreed to guarantee the payment of Distributions and payments on liquidation or redemption of the New Capital Securities, but only in each case to the extent of funds held by the Trust, as described herein. See "Description of New Guarantee." If the Corporation does not make interest payments on the
Junior Subordinated Debt Securities held by the Trust, the Trust will have insufficient funds to pay Distributions on the Trust Securities. The Guarantee does not cover the payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In such event, a holder of Capital Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of or interest on Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Capital Securities held by such holder (a "Direct Action"). See "Description of New Junior Subordinated Debt Securities--Enforcement of Certain Rights by Holders of Capital Securities." The obligations of the Corporation under the Guarantee and the Junior Subordinated Debt Securities are subordinate and junior in right of payment to all Senior Debt (as defined in "Description of New Junior Subordinated Debt Securities--Subordination") of the Corporation. In addition, because the Corporation is a holding company, the Junior Subordinated Debt Securities and the Guarantee are effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, including deposit liabilities of its bank subsidiary.

     The Trust Securities are subject to mandatory redemption (i) in whole, but not in part, at the Stated Maturity of the Junior Subordinated Debt Securities at a redemption price equal to the principal amount of, plus accrued and unpaid interest on, the Junior Subordinated Debt Securities (the "Maturity Redemption Price"), (ii) in whole, but not in part, at any time prior to February 1, 2007, contemporaneously with the optional redemption of the Junior Subordinated Debt Securities upon the occurrence and continuation of a Special Event (as defined herein) at a redemption price equal to the Special Event Prepayment Price (as defined herein) (the "Special Event Redemption Price"), and (iii) in whole or in part on or after February 1, 2007 contemporaneously with any optional redemption by the Corporation of Junior Subordinated Debt Securities at a redemption price (the "Optional Redemption Price") equal to the Optional Prepayment Price (as defined below). Any of the Maturity Redemption Price, the Special Event Redemption Price or the Optional Redemption Price may be referred to herein as the "Redemption Price." See "Description of New Capital Securities--Mandatory Redemption." Subject to the Corporation having received prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") to do so if then required under applicable capital guidelines or policies of the Federal Reserve, the Junior Subordinated Debt Securities are redeemable prior to the Stated Maturity (i) at the option of the Corporation on or after February 1, 2007, in whole or in part at any time at a redemption price (the "Optional Prepayment Price") equal to 104.790% of the principal amount thereof on February 1, 2007 declining ratably on each February 1 thereafter to 100% on or after February 1, 2017, plus accrued and unpaid interest thereon to the date of redemption or (ii) at any time prior to February 1, 2007, in whole but not in part, upon the occurrence and continuation of a Special Event, at a redemption price (the "Special Event Prepayment Price") equal to the greater of (a) 100% of the principal amount thereof or (b) the sum, as determined by a Quotation Agent (as defined herein), of the present values of the principal amount and premium payable as part of the prepayment price with respect to an optional redemption of such Junior Subordinated Debt Securities on February 1, 2007, together with scheduled payments of interest accruing from the redemption date to February 1, 2007, in each case, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined herein), plus accrued but unpaid interest thereon to the date of redemption. See "Description of New Junior Subordinated Debt Securities--Optional Redemption" and "--Special Event Prepayment."

     The Corporation has the right at any time to terminate the Trust and cause a Like Amount (as defined herein) of the Junior Subordinated Debt Securities to be distributed to the holders of the Trust Securities upon liquidation of the Trust, subject to (i) the Corporation having received an opinion of counsel to the effect that such distribution will not be a taxable event to the holders of the Capital Securities and (ii) prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies of the Federal Reserve. In the event of such termination of the Trust, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Trust Securities generally will be entitled to receive a liquidation amount of $1,000 per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment, which shall be in the form of a distribution of a Like Amount of Junior Subordinated Debt Securities, subject to certain exceptions. See "Description of New Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities."

     The Capital Securities will be issued, and may be transferred, only in blocks having a Liquidation Value of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 (one Capital Security) in excess thereof.

        -----------------------------------------------------------------


     The Trust is making the Exchange Offer of the New Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has made in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that the New Capital Securities issued pursuant to this Exchange Offer in exchange for the Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Corporation or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing the New Capital Securities, or any broker-dealer who purchased the Old Capital Securities from the Trust to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds the Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for the New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.


     Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Corporation or the Trust,
(ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. In addition, the Corporation and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that broker-dealers who acquired Old Capital Securities for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers"), may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities that represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Capital Securities received in exchange for Old Capital Securities acquired by such broker-dealer as a result of market-making activities or other trading activities. The Trust and the Corporation have agreed that, ending on the close of business on the 180th day following the Expiration Date (as described herein) (subject to extension under certain limited circumstances described below) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer, they will make this Prospectus available to a Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "The Exchange Offer--Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Corporation or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of New Capital Securities."

     In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of any fact that makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or that causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debt Securities, as applicable) pursuant to this Prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Corporation or the Trust has given notice that the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debt Securities, as applicable) may be resumed, as the case may be. If the Corporation or the Trust gives such notice to suspend the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debt Securities, as applicable), it shall extend the 180-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of New Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the New Capital Securities or to and including the date on which the Corporation or the Trust has given notice that the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debt Securities, as applicable) may be resumed, as the case may be.

     Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Old Capital Securities. The New Capital Securities will be a new issue of securities for which there currently is no market. Although the Initial Purchaser has informed the Corporation and the Trust that it currently intends to make a market in the New Capital Securities, it is not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Capital Securities. The Corporation and the Trust do not intend to apply for listing of the New Capital Securities on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System ("NASDAQ").

     Any Old Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Trust Agreement (except for those rights that terminate upon the consummation of the Exchange Offer). Following the consummation of the Exchange Offer, the holders of Old
Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Corporation nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Capital Securities held by them. To the extent that Old Capital
Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities."

     THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.


     Old Capital Securities may be tendered for exchange on or prior to 5:00 p.m., New York City time, on August ___, 1997 (such time on such date being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Corporation or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum liquidation amount of the Old Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions that may be waived by the Corporation or the Trust and to the terms and provisions of the Registration Rights Agreement. Old Capital Securities may be tendered in whole or in part in an aggregate liquidation amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 liquidation amount (one Capital Security) in excess thereof. The Corporation as Issuer of Junior
Subordinated Debt Securities has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer--Fees and Expenses." Holders of the Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive Distributions on such Old Capital Securities and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after February 5, 1997 but will receive such Distributions on the New Capital Securities. See "The Exchange Offer--Distributions on New Capital Securities."


     Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

                              --------------------

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THIS EXCHANGE OFFER AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR THE TRUST. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                              --------------------

                                TABLE OF CONTENTS

Available Information.................................................11

Incorporation of Certain Documents by Reference.......................11

Summary...............................................................13

Risk Factors..........................................................22

Use of Proceeds.......................................................28

Union State Capital Trust I...........................................28

U.S.B. Holding Co., Inc...............................................29


Recent Developments...................................................31


Selected Historical Financial Information.............................32

Capitalization........................................................36

The Exchange Offer....................................................37

Description of New Capital Securities.................................46

Description of New Junior Subordinated Debt Securities................58

Description of New Guarantee..........................................68

Description of Old Securities.........................................71


Relationship Among the New Capital Securities, the New
       Junior Subordinated Debt Securities and the New Guarantee......71


Certain United States Federal Income Tax Considerations...............72

Certain ERISA Considerations..........................................76

Plan of Distribution..................................................78

Legal Matters.........................................................78

Independent Auditors..................................................78

                              --------------------

                              AVAILABLE INFORMATION

     The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such information may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov.). The Corporation's common stock is listed on the American Stock Exchange and all reports, proxy and information statements and other information filed by the Corporation with the Commission also may be inspected at the offices at the American Stock Exchange, 86 Trinity Place, New York, New York 10006-1181.

     No separate financial statements of the Trust have been included herein. The Corporation and the Trust do not consider that such financial statements would be material to holders of the Capital Securities because the Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debt Securities issued by the Corporation and (iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of Capital Securities). See "Union State Capital Trust I," "Description of New Capital Securities," "Description of New Junior Subordinated Debt
Securities" and "Description of New Guarantee." In addition, the Corporation does not expect that the Trust will file reports under the Exchange Act with the Commission.

     This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by the Corporation and the Trust with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Corporation, the Trust and the New Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Corporation with the Commission are incorporated into this Prospectus by reference:

     1. The Corporation's Annual Report on Form 10-K for the year ended December 31, 1996;

     2. The Corporation's Current Reports on Form 8-K dated January 28, 1997 and February 6, 1997;

     3. The Corporation's Registration Statement on Form 8-A dated March 17, 1997; and

     4. The Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

     Each  document or report  filed by the  Corporation  pursuant to Section 13
(a), 13 (c), 14 or 15 (d) of the Exchange Act after the date hereof and prior to the termination of any offering of securities made by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein or, in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. The Corporation will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to:

                            U.S.B. Holding Co., Inc.
                               100 Dutch Hill Road
                           Orangeburg, New York 10962
                            Telephone: (914) 365-4600
                    Attention: Steven T. Sabatini, Executive
                              Vice President, Chief
                   Financial Officer and Assistant Secretary.

                                     SUMMARY

     The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus or incorporated by reference herein.

                           UNION STATE CAPITAL TRUST I


     The Trust is a statutory business trust formed under Delaware law pursuant to (i) the Declaration and (ii) the filing of a certificate of trust of the Trust with the Delaware Secretary of State on January 27, 1997. The Trust's business and affairs are conducted by the Issuer Trustees: The Chase Manhattan Bank, as Property Trustee, Chase Manhattan Bank Delaware, as Delaware Trustee, and four individual Administrative Trustees who are employees or officers of or affiliated with the Corporation. The Trust exists for the exclusive purposes of
(i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debt Securities issued by the Corporation and (iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Capital Securities). The Junior Subordinated Debt Securities will be the sole assets of the Trust, and payments under the Junior Subordinated Debt Securities will be the sole revenues of the Trust. All of the Common Securities are owned directly or indirectly by the Corporation.

                            U.S.B. HOLDING CO., INC.


     U.S.B. Holding Co., Inc. (the "Corporation" or "USB"), a Delaware corporation incorporated in 1982, is a bank holding company registered under the Bank Holding Company Act of 1956, as amended, which provides financial services through its wholly-owned subsidiaries. The Corporation and its subsidiaries derive substantially all of their revenue and income from the furnishing of banking and related financial services primarily to customers in Rockland and Westchester Counties, New York.

     Union State Bank (the "Bank"), the Corporation's sole banking subsidiary, is a New York state chartered commercial bank established in 1969. The Bank offers a wide range of banking services to individuals, municipalities, corporations and small and medium-size businesses through its 18 retail banking facilities in Rockland and Westchester Counties. The Bank's corporate offices are located in Rockland County and the Bank also has a branch located in Westchester County, which only closes loans and disburses funds. The Bank's products and services include checking accounts, NOW accounts, money market accounts, savings accounts (passbook and statement), certificates of deposit, retirement accounts, business, personal, residential, construction, home equity, second mortgage and condominium mortgage loans, loans for education, health and similar expenditures, credit cards, other consumer oriented financial services and safe deposit facilities. The Bank also makes available to its customers automated teller machines (ATMs) and has a remote banking service for business customers. The deposits of the Bank are insured to the extent permitted by law pursuant to the Federal Deposit Insurance Act of 1950, as amended.

     The Corporation currently has no banking subsidiaries other than the Bank, although, prior to December 31, 1995, the Corporation owned Royal Oak Savings Bank, F.S.B. ("Royal"), a federal thrift subsidiary located in Maryland. The Corporation formed Royal in January 1991 to acquire deposits and certain assets of two federal thrift institutions located in Maryland from the Resolution Trust Company. Prior to its sale by the Corporation, Royal offered a wide range of services to individuals and businesses in Baltimore and Carroll Counties, Maryland. Royal had assets of approximately $47,000,000 as of December 31, 1995. On December 31, 1995, all of the common stock of Royal was sold by the Corporation to Monocacy Bancshares, Inc. Immediately prior to such sale, substantially all of Royal's loans and investment securities, including its credit card business, were purchased from Royal, for book value, by the Bank and the Corporation, in effect transferring Royal's branch system, loan servicing function, cash and certain immaterial assets to Monocacy Bancshares, Inc. The Bank and the Corporation intend to maintain the loan portfolio purchased from Royal, as the Corporation believes such portfolio represents an attractive asset, and intend to continue to expand the credit card business acquired from Royal. The Corporation does not intend, however, to expand its lending or other business in the Maryland market, except for its credit card business.

     The Corporation's assets at March 31, 1997 totaled $891.4 million, which represents an increase of $87.9 million or 10.9% over assets as of December 31, 1996. The average annual growth rate in assets of the Corporation for the five years ended December 31, 1996 was 15.6%. The Corporation has, through the Bank, grown primarily by originating assets through the Bank's lending group and by acquiring bank qualified securities. The Bank's funding requirements have been met primarily through increased retail deposits which have been generated by the Bank's expanding branch network and by an expansion of the Bank's existing retail deposit base, as well as from municipal deposits and borrowings. The Bank's current market shares are approximately 11.6% and .8% of Rockland and Westchester deposits, respectively. The Bank is the largest independent bank headquartered in Rockland County and believes it is able to attract and retain customers because of its knowledge of its local markets, and the ability of its professional staff to provide a high degree of service to its customers.


     The Bank expects to continue to expand by opening new retail branches, enhancing computerized and telephonic delivery channels, and expanding loan originations in the Bank's market area. Acquisitions of other financial institutions and branches will be considered to supplement growth in the Bank's present markets and in contiguous markets. The Corporation has not made any acquisitions of other banking institutions to date, other than its acquisition of Royal.

     The Corporation's net income was $9.4 million in 1996, compared to $9.3 million in 1995, or an increase of 1%. The 1995 amount includes net income of $2.1 million as a result of the sale of Royal, while the 1996 amount includes approximately $.3 million of net income attributable to the sale of a branch facility which was previously part of Royal's branch system. Developments."Excluding these amounts, as well as net income from Royal in 1995, 1996 net income increased $2.1 million or 30% over net income in 1995. Net income for 1996 and 1995, excluding the effects of the transactions described above and the net income of Royal in 1995, was $9.1 million and $7.0 million, respectively.

     Net income of the Corporation for the three months ended March 31, 1997 was $2.3 million, an increase of $.1 million or 4% over earnings of $2.2 million for the same period last year. Net income for the three months ended March 31, 1996 included net gains on securities transactions of $.3 million, while the same period in 1997 did not include any material gains (or losses) from sale of securities. Net income per common and common equivalent share for the quarter ended March 31, 1997 was $.35 compared to $.34 per common and common equivalent share for the same period in the previous year.


     The Corporation's business strategy is to provide commercial and consumer banking services to its local customer base. For the quarter ended March 31, 1997 and the fiscal year ended December 31, 1996, USB reported a return on average assets and return on average common equity of 1.11% and 17.12% and 1.25% and 18.60%, respectively. Management believes that the Corporation's net interest margin on a tax equivalent basis and efficiency ratio for the quarter ended March 31, 1997 and the fiscal year ended December 31, 1996 of 4.25% and 52.71%, and 4.43% and 51.09%, respectively, illustrate the underlying strength of USB's business strategy. See "Selected Historical Financial Information."

     The principal executive offices of USB are located at 100 Dutch Hill Road, Orangeburg, New York 10962 and its telephone number is (914) 365-4600.

     USB is a legal entity separate and distinct from its subsidiaries. The ability of holders of debt and equity securities of USB to benefit from the distribution of assets of any subsidiary upon the liquidation or reorganization of such subsidiary is subordinate to prior claims of creditors of the subsidiary (including depositors in the case of banking subsidiaries), except to the extent that a claim of USB as a creditor may be recognized.

     There are various statutory and regulatory limitations on the extent to which present and future banking subsidiaries of USB can finance or otherwise transfer funds to USB or its nonbanking subsidiaries, whether in the form of loans, extensions of credit, investments or asset purchases, including regulatory limitations on the payment of dividends directly or indirectly to USB from the Bank. Federal and state bank regulatory agencies also have the authority to limit further the Bank's payment of dividends based on such factors as the maintenance of adequate capital for such subsidiary bank, which could reduce the amount of dividends otherwise payable. Under applicable banking statutes, at March 31, 1997, the Bank could have declared additional dividends of approximately $14.6 million to USB without prior regulatory approval.

     Under the policy of the Federal Reserve, USB is expected to act as a source of financial strength to the Bank and any other subsidiary bank which USB might own and to commit resources to support each subsidiary bank in circumstances where USB might not do so absent such policy. In addition, any subordinated loans by USB to the Bank or any other subsidiary bank which USB might own would also be subordinate in right of payment to deposits and obligations to general creditors of such subsidiary banks.

                               THE EXCHANGE OFFER

The Exchange Offer............Up to $20,000,000  aggregate liquidation amount of the New Capital Securities are being offered in exchange for a like aggregate liquidation amount of the Old Capital Securities. The Old Capital Securities may be tendered for exchange in whole or in part in a liquidation amount of $100,000 (100 Capital Securities) or any integral multiple of $1,000 (one Capital Security) in excess thereof. The Corporation and the Trust are making the Exchange Offer in order to satisfy their obligations under the Registration Rights Agreement relating to the Old Capital Securities. For a description of the procedures for tendering Old Capital Securities, see "The Exchange Offer--Procedures for Tendering Old Capital Securities."

Expiration Date...............5:00 p.m., New York City time, on


                              August ___, 1997, unless the Exchange Offer is extended by the Corporation or the Trust (in which case the Expiration Date will be the latest date and time to which the Exchange Offer is extended). See "The Exchange Offer--Terms of the Exchange Offer."


Conditions to the
Exchange Offer................The   Exchange   Offer  is   subject   to  certain
                              conditions, which may be waived by the Corporation and the Trust in their sole discretion. The Exchange Offer is not conditioned upon any minimum liquidation amount of the Old Capital Securities being tendered. See "The Exchange Offer--Conditions to the Exchange Offer."

Offer.........................The Corporation and the Trust reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time,
                              (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer if certain specified conditions have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of the Old Capital Securities to withdraw their tendered Old Capital Securities, or
                              (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See "The Exchange Offer--Terms of the Exchange Offer."

Withdrawal Rights.............Tenders  of  the  Old  Capital  Securities  may be
                              withdrawn at any time on or prior to the Expiration Date by delivering a written notice of such withdrawal to the Exchange Agent in conformity with certain procedures set forth below under "The Exchange Offer--Withdrawal Rights."

Procedures for Tendering
the Old Capital Securities ...Certain brokers, dealers,  commercial banks, trust companies and other nominees who hold Old Capital Securities through The Depository Trust Company ("DTC") may effect tenders by book-entry transfer through DTC's Automated Tender Offer Program ("ATOP"). Beneficial owners of Old Capital
                              Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Old Capital Securities pursuant to the Exchange Offer. Tendering holders of Old Capital Securities that do not use ATOP must complete and sign a Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any other required documents, to the Exchange Agent, either with the certificates of the Old Capital Securities to be tendered or in compliance with the specified procedures for guaranteed delivery of Old Capital Securities. Tendering holders of Old Capital Securities that use ATOP will, by so doing, acknowledge that they are bound by the terms of the Letter of Transmittal. See "The Exchange Offer -- Procedures for Tendering the Old Capital Securities."

                              Letters of Transmittal and certificates representing Old Capital Securities should not be sent to the Corporation or the Trust. Such documents should only be sent to the Exchange Agent.

Resales of the New
Capital Securities............The  Corporation  and the  Trust  are  making  the
                              Exchange Offer in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has made in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital
                              Securities.  However,  any  holder of Old  Capital
                              Securities who is an "affiliate" of the Corporation or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing the New Capital Securities, or any broker-dealer who purchased the Old Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

                              Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Corporation or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that Participating Broker-Dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than the Old Capital Securities that represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement and to the limitations described below under "The Exchange Offer--Resales of New Capital Securities," the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 180 days after the Expiration Date (subject to extension under certain limited circumstances) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of the Corporation or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of New Capital Securities."

Exchange Agent................The  exchange  agent with  respect to the Exchange
                              Offer is The Chase Manhattan Bank (the "Exchange Agent"). The addresses, and telephone and facsimile numbers, of the Exchange Agent are set forth in "The Exchange Offer--Exchange Agent" and in the Letter of Transmittal.

Use of Proceeds...............Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. See "Use of Proceeds."

Certain United States
Federal Income Tax
Considerations;
ERISA Considerations..........Holders of Old Capital  Securities  should  review the information set forth under "Certain United States Federal Income Tax Considerations" and
                              "ERISA Considerations" prior to tendering Old Capital Securities pursuant to the Exchange Offer.

                           THE NEW CAPITAL SECURITIES

Securities Offered............Up to $20,000,000  aggregate liquidation amount of the Trust's New Capital Securities that have been registered under the Securities Act (liquidation amount $1,000 per New Capital Security). The New Capital Securities will be issued and the Old Capital Securities were issued under the Declaration. The New Capital Securities and any Old Capital Securities that remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the Declaration. See "Description of New Capital Securities--Voting Rights; Amendment of the Declaration." The terms of the New Capital Securities are identical in all material respects to the terms of the Old Capital Securities, except that the New Capital Securities have been registered under the Securities Act and will not be subject to certain restrictions on transfer applicable to the Old Capital Securities and will not provide for any increase in the Distribution rate thereon. See "The Exchange Offer--Purpose of the Exchange Offer," "Description of New Capital Securities," "Description of New Junior Subordinated Debt Securities," "Description of New Guarantee" and "Description of Old Securities."

 Distribution Dates...........February 1 and  August 1 of each year,  commencing
                              August 1, 1997.

 Extension Periods............Distributions on the New Capital Securities may be
                              deferred for the duration of any Extension Period elected by the Corporation with respect to the payment of interest on the New Junior Subordinated Debt Securities. No Extension Period will exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. See "Description of New Junior Subordinated Debt Securities--Option to Extend Interest Payment Date" and "Certain United States Federal Income Tax Considerations--Interest Income and Original Issue Discount."

 Ranking......................The New Capital  Securities  will rank pari passu, and payments thereon will be made pro rata, with the Common Securities except as described under "Description of New Capital Securities --
                              Subordination of Common Securities." The New Junior Subordinated Debt Securities will rank pari passu with all other junior subordinated debt securities to be issued by the Corporation pursuant to the Indenture with substantially similar subordination terms ("Other Debentures"), and which will be issued and sold (if at all) to other trusts to be established by the Corporation (if any), in each case similar to the Trust ("Other Trusts"), and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Debt of the Corporation. See "Description of New Junior Subordinated Debt Securities." The New Guarantee will rank pari passu with all other guarantees (if any) to be issued by the Corporation with respect to capital securities (if any) to be issued by the Trust, if any, and will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to the extent and in the manner set forth in the Guarantee to all Senior Debt. See "Description of New Guarantee." In addition, because the Corporation is a holding company, the New Junior Subordinated Debt Securities and the New Guarantee are effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, including deposit liabilities of the Bank.

 Redemption...................The New Capital  Securities and Common  Securities
                              are subject to mandatory redemption (i) in whole, but not in part, at the Stated Maturity of the New Junior Subordinated Debt Securities upon the redemption thereof, (ii) in whole, but not in part, at any time prior to February 1, 2007, contemporaneously with the optional redemption of the New Junior Subordinated Debt Securities upon the occurrence and continuation of a Special Event (as defined herein) and (iii) in whole or in part at any time on or after February 1, 2007 contemporaneously with any optional redemption by the Corporation of New Junior Subordinated Debt Securities, in each case at the applicable Redemption Price. See "Description of New Capital Securities--Mandatory Redemption."

 No Rating....................The New Capital  Securities are not expected to be rated by any rating service, nor is any security issued by the Corporation so rated.

 Transfer Restrictions........The Capital  Securities will be issued, and may be transferred, only in blocks having a liquidation amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 (one Capital Security) in excess thereof. Any transfer, sale or other disposition of Capital Securities in a block having a liquidation amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. See "Description of New Capital Securities -- Restrictions on Transfer."

 ERISA Considerations.........Prospective purchasers must carefully consider the restrictions on purchase set forth under "Certain ERISA Considerations."

 Absence of Market for
 the New Capital Securities...The New Capital  Securities will be a new issue of securities for which there is currently no market. Although the Initial Purchaser has informed the Trust and the Corporation that it currently intends to make a market in the New Capital Securities, the Initial Purchaser is not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Capital Securities. The Trust and the Corporation do not intend to apply for listing of the New Capital Securities on any securities exchange or for quotation through NASDAQ. See "Plan of Distribution."

 Risk Factors.................Prospective  investors should  carefully  consider the matters set forth under "Risk Factors."

                                  RISK FACTORS

     Prospective purchasers of the New Capital Securities should carefully review the information contained elsewhere in this Prospectus or incorporated by reference herein and should particularly consider the following matters.

Ranking of Obligations Under the Guarantee and the Junior Subordinated Debt Securities

     The obligations of the Corporation under the Guarantee issued by the Corporation for the benefit of the holders of Capital Securities and under the Junior Subordinated Debt Securities are unsecured and rank subordinate and junior in right of payment to all Senior Debt of the Corporation. At March 31, 1997, the Corporation had no Senior Debt outstanding. Upon the issuance of the Junior Subordinated Debt Securities, the Corporation will not have any indebtedness that ranks pari passu with or junior to its obligations under the Guarantee and the Junior Subordinated Debt Securities. Because the Corporation is a bank holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including the Bank, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the New Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of such subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of such subsidiary. Accordingly, the Junior Subordinated Debt Securities will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Junior Subordinated Debt Securities should look only to the assets of the Corporation for payments on the Junior Subordinated Debt Securities. Because the Corporation is a holding company with limited assets and liabilities, a substantial portion of the consolidated liabilities of the Corporation are liabilities of its subsidiaries. The Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Debt in the same manner as the Junior Subordinated Debt Securities. See "USB." None of the Indenture, the Guarantee or the Declaration places any limitation on the amount of secured or unsecured debt, including Senior Debt, that may be incurred by the Corporation or any subsidiary. See "Description of New Junior Subordinated Debt Securities--Subordination" and "Description of New Guarantee--Status of the Guarantee."

     The ability of the Trust to pay amounts due on the Capital Securities is solely dependent upon the Corporation making payments on the Junior Subordinated Debt Securities as and when required.

     In addition, there are various statutory and regulatory limitations on the extent to which present and future banking subsidiaries of USB can finance or otherwise transfer funds to USB or its nonbanking subsidiaries, whether in the form of loans, extensions of credit, investments or asset purchases, including regulatory limitations on the payment of dividends directly or indirectly to USB from the Bank. Federal and state bank regulatory agencies also have the authority to limit further the Bank's payment of dividends based on such factors as the maintenance of adequate capital for such subsidiary bank, which could reduce the amount of dividends otherwise payable. Under applicable banking statutes, at March 31, 1997, the Bank could have declared additional dividends of approximately $14.6 million to USB without prior regulatory approval.

Option  to  Extend  Interest  Payment  Date;  Tax  Consequences;   Market  Price
Consequences

     So long as no Debenture Event of Default (as defined herein) has occurred and is continuing, the Corporation has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debt Securities at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period; provided, however, that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. As a consequence of any such deferral, semi-annual Distributions on the Capital Securities by the Trust will also be deferred (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the rate of 9.58% per annum, compounded semi-annually) from the relevant payment date for such Distributions during any such Extension Period. During any Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock),
(ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in interest to, the Junior Subordinated Debt Securities or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debt Securities (other than (a) dividends or distributions in common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases or acquisitions of shares of the Corporation's common stock in connection with the satisfaction by the Corporation of its obligations under any employee benefit plan or any other contractual obligation of the Corporation (other than a contractual obligation ranking pari passu with or junior to the Junior Subordinated Debt Securities),
(e) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock or (f) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). Prior to the termination of any Extension Period, the Corporation may further extend such Extension Period; provided, however, that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debt Securities (together with interest thereon at the annual rate of 9.58%, compounded semi-annually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period, subject to the above requirements. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of New Capital Securities--Distributions" and "Description of New Junior Subordinated Debt Securities--Option to Extend Interest Payment Date."

     Because the Corporation believes that the likelihood of its exercising its option to defer payments of interest is remote, the Junior Subordinated Debt Securities will be treated under Treasury regulations as issued without "original issue discount" ("OID") for United States federal income tax purposes. As a result, holders of Capital Securities generally will include their allocable share of the interest on the Junior Subordinated Debt Securities in taxable income under their own methods of tax accounting (i.e., cash or accrual). The Corporation currently has no intention to exercise its option to defer payments of interest. Under certain Treasury regulations, however, if the Corporation exercises its right to defer payments of interest, the Junior Subordinated Debt Securities will become OID instruments. Consequently, holders of Capital Securities will be required to include their pro rata share of OID in gross income as it accrues for United States federal income tax purposes in advance of the receipt of cash attributable to such interest income. See "Certain United States Federal Income Tax Considerations--Interest Income and Original Issue Discount" and "--Sales of Capital Securities."

     Should the Corporation elect to exercise its right to defer payments of interest on the Junior Subordinated Debt Securities in the future, the market price of the Capital Securities is likely to be adversely affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of the Corporation's right to defer interest payments on the Junior Subordinated Debt Securities, the market price of the Capital Securities (which represent beneficial ownership interests in the Trust holding the Junior Subordinated Debt Securities as its sole assets) may be more volatile than the market prices of other securities that are not subject to such deferrals.

Special Event Redemption

     Upon the occurrence and continuation of a Special Event prior to February 1, 2007, the Corporation may, at its option and subject to receipt of prior approval of the Federal Reserve if such approval is then required under applicable law, rules, guidelines or policies, redeem the Junior Subordinated Debt Securities in whole, but not in part, at the Special Event Prepayment Price (as defined herein). In such event, the Trust will redeem the Trust Securities to the same extent as the Junior Subordinated Debt Securities are redeemed by the Corporation. See "Description of New Junior Subordinated Debt Securities--Special Event Prepayment," "Description of New Capital
Securities--Mandatory Redemption" and "Description of New Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities."

     A "Special Event" means a Tax Event or a Regulatory Capital Event, as the case may be.

     A "Tax Event" means the receipt by the Corporation of an opinion of independent counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the Issue Date, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debt Securities, (ii) interest payable by the Corporation on the Junior Subordinated Debt Securities is not, or within 90 days of the date of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     A "Regulatory Capital Event" means that the Corporation shall have received an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of the Federal Reserve or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Capital Securities, the Capital Securities do not constitute, or within 90 days of the date thereof, will not constitute, Tier 1 capital (as defined herein) (or its then equivalent); provided, however, that the distribution of the Junior Subordinated Debt Securities in connection with the liquidation of the Trust by the Corporation and the treatment thereafter of the Junior Subordinated Debt Securities as other than Tier 1 capital shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Tax Event.

Proposed Legislation

     On February 6, 1997, as part of President Clinton's fiscal 1998 Budget Proposal, the United States Treasury Department proposed legislation (the "Proposed Legislation") that would, among other things, deny an issuer a federal income tax deduction for interest in respect of certain debt obligations, such as the Junior Subordinated Debt Securities, but only if the debt obligations are issued on or after "the date of the first committee action." However, neither of the tax bills passed by the House of Representatives (H.R. 2014) and the Senate (S. 949) in June 1997, and currently scheduled for reconciliation, contains a similar proposal. If the Proposed Legislation is, nevertheless, enacted in its current form, it should not apply to the Junior Subordinated Debt Securities, which were issued prior to the date of first committee action (which has not yet occurred). There can be no assurances, however, that the Proposed Legislation, if enacted, or similar legislation enacted after the date hereof, would not adversely affect the tax treatment of the Junior Subordinated Debt Securities, resulting in a Tax Event. A Tax Event would permit the Corporation, upon the receipt of any required regulatory approval, to cause a redemption of the Trust Securities at the Special Event Redemption Price. See "Description of New Capital Securities--Mandatory Redemption" and "Description of New Junior Subordinated Debt Securities--Special Event Prepayment."


Liquidation Distribution of Junior Subordinated Debt Securities

     The Corporation has the right at any time to liquidate the Trust and distribute the Junior Subordinated Debt Securities to holders of the Trust Securities. Such right is subject to (i) the Corporation having received an opinion of counsel to the effect that such distribution will not be a taxable event to the holders of the Capital Securities, and (ii) the prior approval of the Federal Reserve if such approval is then required. Under current United States federal income tax law, a distribution of Junior Subordinated Debt Securities upon the dissolution of the Trust would not be a taxable event to holders of the Capital Securities. If, however, the Trust is liquidated upon the occurrence of a Special Event, a dissolution of the Trust in which holders of the Capital Securities receive cash would be a taxable event to such holders. See "Certain United States Federal Income Tax Considerations--Distribution of Junior Subordinated Debt Securities or Cash Upon Liquidation of the Trust."

     There can be no assurance as to the market prices for Capital Securities or Junior Subordinated Debt Securities that may be distributed in exchange for Capital Securities if a liquidation of the Trust occurs. Accordingly, the Capital Securities or the Junior Subordinated Debt Securities may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby. Because holders of Capital Securities may receive Junior Subordinated Debt Securities on termination of the Trust, prospective purchasers of New Capital Securities are also making an investment decision with regard to the New Junior Subordinated Debt Securities and should carefully review all the information regarding the New Junior Subordinated Debt Securities contained herein. See "Description of New Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities" and "Description of New Junior Subordinated Debt Securities--General."

Rights Under the Guarantee

     The New Guarantee will guarantee, and the Old Guarantee guarantees, as the case may be, to the holders of the Capital Securities the following payments, to the extent not paid by the Trust: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has funds on hand available therefor at such time, (ii) the applicable Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Trust has funds on hand available therefor at such time, and
(iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust (unless the Junior Subordinated Debt Securities are distributed to holders of the Trust Securities), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities after the satisfaction of liabilities to creditors of the Trust as provided by applicable law.

     The holders of not less than a majority in aggregate liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee (as defined herein) in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Corporation were to default on its obligation to pay amounts payable under the Junior Subordinated Debt Securities, the Trust would lack funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the
Corporation to pay principal of or interest on the Junior Subordinated Debt Securities on the applicable payment date, then a holder of Capital Securities may institute a Direct Action. Notwithstanding any payments made to a holder of Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of and interest on the Junior Subordinated Debt Securities, and the Corporation shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities or assert directly any other rights in respect of the Junior Subordinated Debt Securities. See "Description of New Junior Subordinated Debt Securities--Enforcement of Certain Rights by Holders of Capital Securities," "Description of New Junior Subordinated Debt Securities--Debenture Events of Default" and "Description of New Guarantee." The Declaration provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Guarantee and the Indenture. The Chase Manhattan Bank will act as Guarantee Trustee under the Guarantee and will hold the Guarantee for the benefit of the holders of the Capital Securities. The Chase Manhattan Bank will also act as Property Trustee under the Declaration and as Debenture Trustee under the Indenture.

Limited Voting Rights


     Holders of Capital Securities will generally have limited voting rights relating only to the modification of the Capital Securities, the dissolution, winding-up or liquidation of the Trust, and the exercise of the Trust's rights as holder of Junior Subordinated Debt Securities. The right to vote to appoint, remove or replace the Property Trustee or the Delaware Trustee is vested exclusively in the holder of the Common Securities, except upon the occurrence of certain events described herein. The Property Trustee, the Administrative Trustees and the Corporation may amend the Declaration without the consent of holders of Capital Securities to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust, even if such action adversely affects the interests of such holders. See "Description of New Capital Securities--Removal of Issuer Trustees" and "--Voting Rights; Amendment of the Declaration."


Key Employees

     The Corporation's success depends to a significant degree upon the continued contributions of its key management, including Thomas E. Hales, its Chairman of the Board, President and Chief Executive Officer. The Corporation's success also depends upon its ability to attract and retain highly qualified personnel. Competition for such personnel is intense, and there can be no assurance that the Corporation will be successful in hiring or retaining qualified personnel. Loss of key personnel or the inability to hire or retain qualified personnel could have an adverse effect on the Corporation's business.

Regional Concentration

     The Corporation's lending activities are concentrated principally in Rockland and Westchester Counties, two counties which are part of the greater New York metropolitan area. In addition, a significant portion of the Corporation's loans are secured by real estate located in these areas. An economic downturn in Rockland and Westchester Counties or in the greater New York metropolitan area or a severe reduction in real estate values in such areas may adversely affect the performance of the Corporation's loans and consequently the performance, financial condition and outlook of the Corporation.

Consequences of a Failure to Exchange Old Capital Securities

     The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital Securities that remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Capital Securities that remain outstanding will not be entitled to any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Corporation and the Trust do not intend to register under the Securities Act any Old Capital Securities that remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable). To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected.

     The New Capital Securities and any Old Capital Securities that remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the Declaration. See "Description of New Capital Securities--Voting Rights; Amendment of the Declaration."

     Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Description of Old Securities."

Absence of Public Market

     The Old Capital Securities were issued to, and the Corporation believes such securities are currently owned by, a relatively small number of beneficial owners. The Old Capital Securities have not been registered under the Securities Act and will be subject to certain restrictions on transferability if they are not exchanged for the New Capital Securities. Although the New Capital
Securities may be resold or otherwise transferred by the holders (who are not affiliates of the Corporation or the Trust) without compliance with the registration requirements under the Securities Act (subject to certain limitations), they will constitute a new issue of securities with no established trading market. Capital Securities may be transferred by the holders thereof only in blocks having a liquidation amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 (one Capital Security) in excess thereof. The Corporation and the Trust have been advised by the Initial Purchaser that the Initial Purchaser presently intends to make a market in the New Capital Securities. However, the Initial Purchaser is not obligated to do so and any market-making activity with respect to the New Capital Securities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the New Capital Securities or the Old Capital Securities or as to the liquidity of or the trading market for the New Capital Securities or the Old Capital Securities. If an active public market does not develop, the market price and liquidity of the New Capital Securities may be adversely affected.


     If a public trading market develops for the New Capital Securities, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the Corporation's performance and the market for similar securities. Depending on these and other factors, the New Capital Securities may trade at a discount.


     Notwithstanding the registration of the New Capital Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of the Corporation or the Trust may publicly offer for sale or resell the New Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act.

     Each broker-dealer that receives New Capital Securities for its own account in exchange for Old Capital Securities, where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. See "Plan of Distribution."

Exchange Offer Procedures

     Issuance of the New Capital Securities in exchange for Old Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Trust of such Old Capital Securities, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Old Capital Securities desiring to tender such Old Capital Securities in exchange for New Capital Securities should allow sufficient time to ensure timely delivery. Neither the Corporation nor the Trust is under any duty to give notification of defects or irregularities with respect to the tenders of the Old Capital Securities for exchange.

                                 USE OF PROCEEDS

     Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. In consideration for issuing the New Capital Securities in exchange for Old Capital Securities as described in this Prospectus, the Trust will receive Old Capital Securities in like liquidation amount. The Old Capital Securities surrendered in exchange for the New Capital Securities will be retired and canceled.

     All of the proceeds from the sale of the Old Capital Securities and Common Securities were invested by the Trust in the Old Junior Subordinated Debt Securities. The Corporation applied $3,250,000 of the net proceeds from the sale of the Old Junior Subordinated Debt Securities to the redemption of its outstanding preferred stock and $14.5 million was contributed to the Bank as an additional capital contribution. The remainder of such net proceeds was applied to the Corporation's general funds to be used by its management for general corporate purposes, including, from time to time, the making of additional investments in, and advances to, its subsidiaries, principally the Bank. A portion of such proceeds could be used in connection with one or more future acquisitions. From time to time, the Corporation investigates and holds discussions and negotiations in connection with possible transactions with other banks. As of the date of this Prospectus, the Corporation has not entered into any agreements or understandings with respect to any potential acquisition or any other material transactions of the type referred to above and no discussions or negotiations are taking place. Pending such application by the Corporation, such net proceeds have been and, in the future may be, invested in short-term interest-bearing securities and in equity securities, or used to reduce borrowings.

                           UNION STATE CAPITAL TRUST I

     The Trust is a statutory business trust formed under Delaware law pursuant to (i) the original declaration of trust executed by the Corporation, as Depositor, Chase Manhattan Bank Delaware, as Delaware Trustee, and the Administrative Trustees named therein, which original declaration of trust will be amended and restated and executed by the Corporation, as Depositor, The Chase Manhattan Bank, as Property Trustee, Chase Manhattan Bank Delaware, as Delaware Trustee, and the Administrative Trustees named therein (the "Declaration"), and
(ii) the filing of a certificate of trust with the Delaware Secretary of State on January 27, 1997. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debt Securities and (iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Capital Securities). Accordingly, the Junior Subordinated Debt Securities will be the sole assets of the Trust, and payments under the Junior Subordinated Debt Securities will be the sole revenues of the Trust. All of the Common Securities are owned directly by the Corporation. The Common Securities rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and continuance of an Event of Default under the Declaration resulting from a Debenture Event of Default, the rights of the Corporation as holder of the Common Securities to payments in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of New Capital Securities--Subordination of Common Securities." The Corporation acquired Common Securities in an aggregate liquidation amount equal to approximately 3% of the total capital of the Trust. The Trust has a term of 40 years, but may terminate earlier as provided in the Declaration. The Trust's business and affairs are conducted by its trustees, each appointed by the Corporation as holder of the Common Securities. The trustees for the Trust will be The Chase Manhattan Bank, as the Property Trustee, Chase Manhattan Bank Delaware, as the Delaware Trustee, and, as Administrative Trustees, four individuals who are employees or officers of or are otherwise affiliated with the Corporation (collectively, the "Issuer Trustees"). The Chase Manhattan Bank, as Property Trustee, will act as sole indenture trustee under the Declaration. The Chase Manhattan Bank will also act as trustee under the Guarantee Agreement and the Indenture. See "Description of Junior Subordinated Debt Securities" and "Description of Guarantee." The holder of the Common Securities of the Trust, or the holders of a majority in liquidation amount of the Capital Securities if an Event of Default under the Declaration resulting from a Debenture Event of Default has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and/or Delaware Trustee. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the Declaration. Pursuant to the expense provisions under the Indenture, the Corporation, as obligor on the Junior Subordinated Debt Securities, will pay all fees and expenses related to the Trust and the offering of the Capital Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust. See "Description of New Capital Securities--Expenses and Taxes." The principal executive office of the Trust is:

                          c/o U.S.B. Holding Co., Inc.
                               100 Dutch Hill Road
                           Orangeburg, New York 10962
                            Telephone: (914) 365-4600
                    Attention: Steven T. Sabatini, Executive
                              Vice President, Chief
                   Financial Officer and Assistant Secretary.


                            U.S.B. HOLDING CO., INC.


     U.S.B. Holding Co., Inc. (the "Corporation" or "USB"), a Delaware corporation incorporated in 1982, is a bank holding company registered under the Bank Holding Company Act of 1956, as amended, which provides financial services through its wholly-owned subsidiaries. The Corporation and its subsidiaries derive substantially all of their revenue and income from the furnishing of banking and related financial services primarily to customers in Rockland and Westchester Counties, New York.

     Union State Bank (the "Bank"), the Corporation's sole banking subsidiary, is a New York state chartered commercial bank established in 1969. The Bank offers a wide range of banking services to individuals, municipalities, corporations and small and medium-size businesses through its 18 retail banking facilities in Rockland and Westchester Counties. The Bank's corporate offices are located in Rockland County and the Bank also has a branch located in Westchester County, which only closes loans and disburses funds. The Bank's products and services include checking accounts, NOW accounts, money market accounts, savings accounts (passbook and statement), certificates of deposit, retirement accounts, business, personal, residential, construction, home equity, second mortgage and condominium mortgage loans, loans for education, health and similar expenditures, credit cards, other consumer oriented financial services and safe deposit facilities. The Bank also makes available to its customers automated teller machines (ATMs) and has a remote banking service for business customers. The deposits of the Bank are insured to the extent permitted by law pursuant to the Federal Deposit Insurance Act of 1950, as amended.

     The Corporation currently has no banking subsidiaries other than the Bank, although, prior to December 31, 1995, the Corporation owned Royal Oak Savings Bank, F.S.B. ("Royal"), a federal thrift subsidiary located in Maryland. The Corporation formed Royal in January 1991 to acquire deposits and certain assets of two federal thrift institutions located in Maryland from the Resolution Trust Company. Prior to its sale by the Corporation, Royal offered a wide range of services to individuals and businesses in Baltimore and Carroll Counties, Maryland. Royal had assets of approximately $47,000,000 as of December 31, 1995. On December 31, 1995, all of the common stock of Royal was sold by the Corporation to Monocacy Bancshares, Inc. Immediately prior to such sale, substantially all of Royal's loans and investment securities, including its credit card business, were purchased from Royal, for book value, by the Bank and the Corporation, in effect transferring Royal's branch system, loan servicing function, cash and certain immaterial assets to Monocacy Bancshares, Inc. The Bank and the Corporation intend to maintain the loan portfolio purchased from Royal, as the Corporation believes such portfolio represents an attractive asset, and intend to continue to expand the credit card business acquired from Royal. The Corporation does not intend, however, to expand its lending or other business in the Maryland market, except for its credit card business.

     The Corporation's assets at March 31, 1997 totaled $891.4 million, which represents an increase of $87.9 million or 10.9% over assets as of December 31, 1996. The average annual growth rate in assets of the Corporation for the five years ended December 31, 1996 was 15.6%. The Corporation has, through the Bank, grown primarily by originating assets through the Bank's lending group and by acquiring bank qualified securities. The Bank's funding requirements have been met primarily through increased retail deposits which have been generated by the Bank's expanding branch network and by an expansion of the Bank's existing retail deposit base, as well as from municipal deposits and borrowings. The Bank's current market shares are approximately 11.6% and .8% of Rockland and Westchester deposits, respectively. The Bank is the largest independent bank headquartered in Rockland County and believes it is able to attract and retain customers because of its knowledge of its local markets, and the ability of its professional staff to provide a high degree of service to its customers.


     The Bank expects to continue to expand by opening new retail branches, enhancing computerized and telephonic delivery channels, and expanding loan originations in the Bank's market area. Acquisitions of other financial institutions and branches will be considered to supplement growth in the Bank's present markets and in contiguous markets. The Corporation has not made any acquisitions of other banking institutions to date, other than its acquisition of Royal.

     The Corporation's net income was $9.4 million in 1996, compared to $9.3 million in 1995, or an increase of 1%. The 1995 amount includes net income of $2.1 million as a result of the sale of Royal, while the 1996 amount includes approximately $.3 million of net income attributable to the sale of a branch facility which was previously part of Royal's branch system. Developments."Excluding these amounts, as well as net income from Royal in 1995, 1996 net income increased $2.1 million or 30% over the net income in 1995. Net income for 1996 and 1995, excluding the effects of the transactions described above and net income of Royal in 1995, was $9.1 million and $7.0 million, respectively.

     Net income of the Corporation for the three months ended March 31, 1997 was $2.3 million, an increase of $.1 million or 4% over earnings of $2.2 million for the same period last year. Net income for the three months ended March 31, 1996 included net gains on securities transactions of $.3 million, while the same period in 1997 did not include any material gains (or losses) from sales of securities. Net income per common and common equivalent share for the quarter ended March 31, 1997 was $.35 compared to $.34 per common and common equivalent share for the same period in the previous year.


     The Corporation's business strategy is to provide commercial and consumer banking services to its local customer base. For the quarter ended March 31, 1997 and the fiscal year ended December 31, 1996, USB reported a return on average assets and return on average common equity of 1.11% and 17.12%, and 1.25% and 18.60%, respectively. Management believes that the Corporation's net interest margin on a tax equivalent basis and efficiency ratio for the quarter ended March 31, 1997 and the fiscal year ended December 31, 1996 of 4.25% and 52.71%, and 4.43% and 51.09%, respectively, illustrate the underlying strength of USB's business strategy. See "Selected Historical Financial Information."

     The principal executive offices of USB are located at 100 Dutch Hill Road, Orangeburg, New York 10962 and its telephone number is (914) 365-4600.

     USB is a legal entity separate and distinct from its subsidiaries. The ability of holders of debt and equity securities of USB to benefit from the distribution of assets of any subsidiary upon the liquidation or reorganization of such subsidiary is subordinate to prior claims of creditors of the subsidiary (including depositors in the case of banking subsidiaries), except to the extent that a claim of USB as a creditor may be recognized.

     There are various statutory and regulatory limitations on the extent to which present and future banking subsidiaries of USB can finance or otherwise transfer funds to USB or its nonbanking subsidiaries, whether in the form of loans, extensions of credit, investments or asset purchases, including regulatory limitations on the payment of dividends directly or indirectly to USB from the Bank. Federal and state bank regulatory agencies also have the authority to limit further the Bank's payment of dividends based on such factors as the maintenance of adequate capital for such subsidiary bank, which could reduce the amount of dividends otherwise payable. Under applicable banking statutes, at March 31, 1997, the Bank could have declared additional dividends of approximately $14.6 million to USB without prior regulatory approval.

     Under the policy of the Federal Reserve, USB is expected to act as a source of financial strength to the Bank and any other subsidiary bank which USB might own and to commit resources to support each subsidiary bank in circumstances where USB might not do so absent such policy. In addition, any subordinated loans by USB to the Bank or any other subsidiary bank which USB might own would also be subordinate in right of payment to deposits and obligations to general creditors of such subsidiary banks.

                               RECENT DEVELOPMENTS

     The Corporation listed its stock on the American Stock Exchange and began trading under the symbol "UBH" on April 16, 1997. The Corporation has been a publicly traded stockholder-owned corporation since 1983 (and the Bank has been publicly owned from 1969 to 1983, at which time all shares of Bank stock were exchanged for stock of the Corporation on a one-for-one basis), but its stock had not previously traded on an exchange or through NASDAQ.


     On May 14, 1997, the stockholders of U.S.B. Holding Co., Inc. approved (i) an amendment to the Certificate of Incorporation of the Corporation to increase the amount of common stock authorized to be issued from 7,000,000 shares to 20,000,000 and (ii) the 1997 Employee Stock Option Plan, which authorizes issuance of options to purchase up to 600,000 common shares by employees of the Company.

                    SELECTED HISTORICAL FINANCIAL INFORMATION

     The following summary sets forth selected consolidated financial data for USB and its subsidiaries for the quarters ended March 31, 1997 and 1996, and for each of the years in the five-year period ended December 31, 1996. Such information is derived from audited financial information for the years ended December 31, 1992, 1993, 1994, 1995 and 1996, and from unaudited financial information  for the  quarters  ended  March 31,  1996 and 1997.  The  following
summary   should  be  read  in  conjunction   with  the  financial   information
incorporated herein by reference to other documents or included elsewhere herein. See "Incorporation of Certain Documents by Reference."

                                            Quarter Ended
                                               March 31,                               Years Ended December 31,
                                         1997          1996          1996          1995          1994         1993          1992
                                                                 (in thousands, except ratios and per share amounts)
Consolidated summary of
    operations:
Interest income......................... $15,953     $13,080      $57,216       $49,692       $39,601      $34,544       $34,007
Interest expense........................   7,950       6,245       27,601        24,318        15,933       13,138        15,293
Net interest income.....................   8,003       6,835       29,615        25,374        23,668       21,406        18,714
Provision for loan losses...............   (630)       (475)      (2,275)       (1,200)         (993)        (763)         (745)
Net gain on sale of Royal Oak Savings         --          --           --         3,520            --           --            --
      Bank, F.S.B.......................
Net gain on sale of branch facility           --          --          600            --            --           --            --
Other non-interest income...............     874         778        3,608         3,628         3,086        3,123         2,949
Net security gains (losses).............     (3)         447          819           167            69          780           321
Non-interest expense.................... (4,899)     (4,242)     (18,179)      (17,851)      (15,704)     (14,741)      (13,790)
                                         -------     -------     --------      --------      --------     --------      --------
Income before income taxes..............   3,345       3,343       14,188        13,638        10,126        9,805         7,449
Provision for income taxes..............   1,013       1,093        4,774         4,311         3,126        3,605         2,699
Net income..............................  $2,332      $2,250       $9,414        $9,327        $7,000       $6,200        $4,750

Weighted average common and common
     equivalent shares outstanding.....6,632,592   6,433,517    6,512,997     6,304,758     6,080,892    5,687,112     5,459,509
Common shares outstanding at
     period end........................6,196,816   6,166,233    6,183,036     6,146,978     5,926,783    5,804,510     5,566,391
Consolidated per share data:
Net income per common and common
     equivalent share..................    $0.35       $0.34        $1.40         $1.43         $1.10        $1.03         $0.81
Cash dividends per common share........    $0.09      $0.068         $.30          $.27          $.22         $.16          $.12
Book value per common share at
     period end........................    $8.76       $7.80        $8.67         $7.74         $5.83        $5.29         $4.41
Consolidated balance sheet data at the
     end of the period:
Securities available-for-sale.......... $206,202    $183,609     $168,756      $170,889       $75,944      $99,981       $88,609
Securities held-to-maturity............   99,901      58,877       81,019        60,266       149,580      100,025        95,250
Loans, net of unearned income
     and fees..........................  528,575     419,503      503,511       391,341       333,570      275,823       232,249
Allowance for loan losses..............    6,265       4,265        5,742         3,904         3,320        2,852         2,496
Total assets...........................  891,360     701,239      803,451       678,783       602,603      508,638       462,634
Deposits...............................  742,056     630,409      682,280       610,635       543,862      469,016       429,272
Borrowings.............................   68,471      14,000       59,692        10,000        15,900           --            --
Long-term debt qualifying as
     regulatory capital................       --          --           --            --         1,800        1,800         2,000
Corporation-Obligated Mandatory
     Redeemable Capital Securities
     of Subsidiary Trust...............   20,000          --           --            --            --           --            --
Stockholders' equity...................   54,259      51,873       56,866        51,333        38,319       34,435        28,525

Consolidated average balance sheet data:
Securities............................. $277,449    $230,390     $252,716      $243,255      $219,017     $206,441      $155,481
Loans, net of unearned income
     and fees..........................  507,703     403,634      449,785       352,244       305,411      244,813       235,921
Total assets...........................  841,240     690,529      751,376       655,147       568,010      494,615       435,547
Deposits...............................  709,082     621,722      665,450       593,853       514,869      454,462       403,925
Borrowings.............................   62,520      12,145       30,857        13,243        10,147        2,858            --
Long-term debt qualifying as
     regulatory capital................       --          --           --           710         1,800        1,908         1,940
Corporation-Obligated Mandatory
     Redeemable Capital Securities
     of Subsidiary Trust...............   12,000          --           --            --            --           --            --
Stockholders' equity...................   55,919      51,806       52,534        44,408        37,756       31,762        26,374
Selected financial ratios:
Return on average total assets.........     1.11%      1.30%        1.25%         1.42%         1.23%        1.25%         1.09%
Return on average common stockholders'
      equity...........................    17.12%     18.07%       18.60%        22.17%        19.66%       21.08%        19.76%
Net interest margin on a tax equivalent
      basis............................     4.25%      4.37%        4.43%         4.46%         4.82%        5.08%         4.94%
Efficiency ratio.......................    52.71%     52.31%       51.09%        57.61%        54.12%       56.19%        60.86%
Tier 1 capital ratio...................    12.65%     11.10%       10.45%        11.37%        10.58%       10.33%         9.67%
Total risk based capital ratio.........    13.93%     12.01%       11.50%        12.26%        11.82%       11.74%        11.22%
Leverage ratio.........................     8.88%      7.53%        7.06%         7.43%         6.86%        6.64%         6.13%
Allowance for loan losses to net loans.     1.20%      1.03%        1.15%         1.01%         1.01%        1.04%         1.09%
Allowance for loan losses/
     nonperforming loans...............    81.33%     59.35%       70.98%        96.73%        56.23%       71.91%        64.76%

Net charge-offs to average net loans...      .09%       .11%         .10%          .17%          .17%         .17%          .06%
Nonperforming assets to total assets...      .94%      1.21%        1.09%          .73%         1.07%         .96%         1.27%
Ratio of earnings to fixed charges:
       Excluding interest on deposits..     3.69x     16.26x        8.08x        13.91x        14.71x       28.44x        29.50x
       Including interest on deposits..     1.42x      1.53x        1.51x         1.56x         1.63x        1.74x         1.48x
Ratio of earnings to combined fixed
     charges and preferred stock
     dividend requirements:
       Excluding interest on deposits..     3.55x      0.59x        6.62x         9.68x         9.10x       11.60x         9.70x
       Including interest on deposits..     1.41x      1.50x        1.49x         1.53x         1.58x        1.67x         1.43x
Proforma ratio of earnings to
     combined fixed charges and
     preferred stock dividend
     requirements, assuming issuance
     of Capital Securities and repayment
     of existing preferred stock at
     beginning of period:
       Excluding interest on deposits..     2.65x         --        4.10x            --            --           --            --
       Including interest on deposits..     1.34x         --        1.41x            --            --           --            --

Notes to Selected Historical Financial Information

(1) Net income for the years ended December 31, 1996 and 1995, excluding the nonrecurring gain on the sale of Royal in 1995 of $2.1 million, as well as Royal's 1995 net income and net income from the sale of a branch, which was previously part of the Royal branch system, in 1996 of $.3 million, would have been approximately $9.1 million, or $1.35 per share, and $7,000,000, or $1.06 per share, respectively. Return on average total assets and return on average total common equity, excluding the effect of the Royal transactions discussed above, was 1.21% and 17.99%, and 1.07% and 16.48% for the years ended December 31, 1996 and 1995, respectively.

(2) Effective January 1, 1994, the Corporation adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The Statement requires that securities available-for-sale be reported at fair value, with unrealized gains and losses reflected as a separate component of stockholders' equity.

(3) In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 establishes a fair value based method of accounting for stock-based compensation plans and encourages, but does not require, entities to adopt that method in place of the provisions of Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," for all arrangements under which employees receive shares of stock or other equity instruments of the employer or the employer incurs liabilities to employees in amounts based on the price of the Corporation's stock. SFAS No. 123 requires significantly expanded disclosure in complete financial statements, including disclosure of pro forma net income and earnings per share as if the fair value based method were used to account for stock based compensation, if the intrinsic value method of APB No. 25 is retained. SFAS No. 123 also establishes fair value as the measurement basis for transactions in which an entity acquires goods for services from non-employees in exchange for equity instruments. The accounting provisions of SFAS No. 123 are effective for transactions entered into after December 15, 1995. Effective January 1, 1996, the Corporation adopted SFAS No. 123 and has decided that it will continue to measure compensation cost for employee stock compensation plans in accordance with the provisions of APB No. 25. Information on the Corporation's net income and net income per common equivalent share, determined as if the Corporation had accounted for its stock options under the fair value method of SFAS No. 123 resulted in pro forma net income of $8,925,000 and $8,988,000, and net income per common and common equivalent share of $1.34 and $1.38 for the years ended December 31, 1996 and 1995, respectively.

(4) The Corporation declared a 10% stock dividend on April 24, 1996 to stockholders of record on May 31, 1996, which was distributed on June 14, 1996. In addition, the Corporation declared a two-for-one stock split in the form of a 100% stock dividend on November 20, 1996 to stockholders of record on December 13, 1996, which was distributed on December 30, 1996. The weighted average common and common equivalent shares outstanding, common shares outstanding, and per share amounts have been adjusted to reflect the stock dividend and two-for-one stock split distributed in 1996.


(5) The efficiency ratio is calculated based upon operating expenses divided by net interest income on a tax equivalent basis plus non-interest income, excluding gain or loss on security and loan sales and gain on sale of Royal in 1995, and the gain on sale of the Royal branch in 1996.


(6) The leverage ratio is computed based on Tier 1 capital divided by fourth quarter average assets for each year.

(7) For the purpose of computing the consolidated ratios of earnings to fixed charges, earnings represent consolidated income before taxes plus fixed charges. Fixed charges excluding interest on deposits consist of interest on long-term and short-term borrowings, including interest related to the Capital Securities for the quarter ended March 31, 1997, and one-third of rental expense (which is deemed representative of the interest factor). Fixed charges including interest on deposits consist of the foregoing items plus interest on deposits. Preferred stock dividend requirements represent pre-tax earnings that would be required to cover dividends on preferred stock. Proforma ratio of earnings to combined fixed charges and preferred stock dividend requirements is adjusted for the issuance of the Capital Securities offered hereby and the application of a portion of the net proceeds thereof to redeem the existing preferred stock as of the first day of the period reflected.

                                 CAPITALIZATION

     The following table sets forth the unaudited consolidated capitalization of USB at March 31, 1997 and December 31, 1996, and December 31, 1996 as adjusted for Capital Securities issuance, and use of proceeds. The issuance of the New Capital Securities in the Exchange Offer will have no effect on the capitalization of USB. This table is based on, and is qualified in its entirety by, the historical consolidated financial statements of USB, including the related notes thereto, which are included in documents incorporated by reference or included elsewhere herein, and should be read in conjunction therewith.

                                                          December 31, 1996
                                                      -----------------------------
                                                                   As Adjusted
                                                                   For Capital
                                                                   Securities
                                                                   Issuance, and        March 31, 1997
                                                      Actual       Use of Proceeds          Actual
                                                      ------------ ----------------    ----------------
                                                             (in thousands, except percentages)
Federal Home Loan Bank Long-Term Advances.............    $25,267       $25,267             $24,996
                       Total Long-Term Borrowings.....    $25,267       $25,267             $24,996

Corporation-Obligated Mandatory Redeemable Capital
   Securities of Subsidiary Trust(1)..................        $--       $20,000             $20,000

Minority interest-junior preferred stock of
   consolidated subsidiary                                    $--           $--                 $137
                                                      ============ ================    ================
Stockholders' Equity:
Preferred Stock, no par value; authorized 100,000
   shares; 32,500 shares outstanding (actual)........      $3,250           $--                 $--
Common Stock, authorized 7,000,000 shares; $5.00
   par value; issued 6,334,338 shares and 6,326,808
   shares at March 31, 1997 and December 31, 1996,
   respectively (2)..................................      31,634        31,634              31,672
Additional paid in capital...........................      10,783        10,783              10,899
Retained earnings....................................      12,664        12,664              14,406
Unrealized losses on securities available-for-sale,         (570)         (570)             (1,788)
   net of taxes
Treasury stock, at cost, 137,522 shares at March 31,
   1997 and 143,772 shares at December 31, 1996......       (895)         (895)               (930)
                                                          -------       --------            -------
                 Total Stockholders' Equity..........     $56,866       $53,616             $54,259
                                                          =======       =======             =======
Capital Ratios
     Equity/Assets                                          7.08%         6.54%               6.09%
     Tier 1 Capital Ratios(3)(4)                           10.45%        13.07%              12.65%
     Risk Adjusted Capital Ratios(3)                       11.50%        14.47%              13.93%
     Leverage Ratio (4)                                     7.06%         8.89%               8.88%
                                                          =======        =======             =======

(1) The "Corporation-Obligated Mandatory Redeemable Capital Securities of Subsidiary Trust" reflects the Capital Securities at their issue price. As described herein, the sole asset of the Trust is $20,619,000 of Junior Subordinated Debt Securities (including the amounts attributable to the issuance of the Common Securities of the Trust), which will mature on February 1, 2027. The Corporation owns all of the Common Securities of the Trust. It is anticipated that the Trust will not be subject to the reporting requirements under the Exchange Act.

(2) On May 14n/1997, the stockholders of U.S.B. Holding Co., Inc. approved an amendment to the Certificate of Incorporation of the Corporation to increase the amount of common stock authorized to be issued from 7,000,000 shares to 20,000,000 shares.

(3) Assumes the proceeds from the issuance of Capital Securities are invested in mortgage-backed securities at December 31, 1996 which have a twenty percent risk weight.


(4) Capital Securities are included in the Tier 1 and leverage capital ratios to the extent such amount of Capital Securities does not exceed 25 percent of total Tier 1 or leverage capital, as per regulations of the Federal Reserve Board.





                               THE EXCHANGE OFFER

Purpose of the Exchange Offer

     In connection with the sale of the Old Capital Securities, the Corporation and the Trust entered into a registration rights agreement with the Initial Purchaser (the "Registration Rights Agreement") wherein the Corporation and the Trust agreed, for the benefit of the holders of the Capital Securities, (i) to file with the Commission within 150 calendar days after February 5, 1997 the Registration Statement relating to the Exchange Offer for (1) the New Capital Securities, which will have terms identical in all material respects to the Old Capital Securities, (2) the New Guarantee, which will have terms identical in all material respects to the Old Guarantee, and (3) the New Junior Subordinated Debt Securities, which will have terms identical in all material respects to the Old Junior Subordinated Debt Securities, and (ii) to use their best efforts to cause the Registration Statement to be declared effective under the Securities Act within 180 calendar days after February 5, 1997.

     The Exchange Offer is not being made to, nor will the Trust accept tenders for exchange from, holders of Old Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

     Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Capital Securities are held of record by The Depository Trust Company
("DTC") and who desires to deliver such Old Capital Securities by book-entry transfer at DTC.

     Pursuant to the Exchange Offer, the Corporation will exchange as soon as practicable after the date hereof, the Old Guarantee for the New Guarantee and the Old Junior Subordinated Debt Securities, in an amount corresponding to the Old Capital Securities accepted for exchange, for a like aggregate principal amount of the New Junior Subordinated Debt Securities. The New Guarantee and New Junior Subordinated Debt Securities have been registered under the Securities Act.

Terms of the Exchange Offer

     The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $20,000,000 aggregate liquidation amount of New Capital Securities for a like aggregate liquidation amount of Old Capital Securities properly tendered on or prior to the Expiration Date (as defined herein) and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date (as defined herein), an aggregate liquidation amount of up to $20,000,000 of New Capital Securities in exchange for a like principal amount of outstanding Old Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Capital Securities in whole or in part in a liquidation amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 liquidation amount (one Capital Security) in excess thereof.

     The Exchange Offer is not conditioned upon any minimum liquidation amount of Old Capital Securities being tendered. As of the date of this Prospectus, $20,000,000 aggregate liquidation amount of the Old Capital Securities is outstanding.

     Holders of Old Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Capital Securities that are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Declaration, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Securities."

     If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

     Holders who tender Old Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Capital Securities in connection with the Exchange Offer. The Corporation will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."

     NEITHER THE CORPORATION, THE BOARD OF DIRECTORS OF THE CORPORATION NOR ANY ISSUER TRUSTEE OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CAPITAL SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD CAPITAL SECURITIES TO TENDER BASED ON SUCH HOLDERS OWN FINANCIAL POSITION AND REQUIREMENTS.


     The term "Expiration Date" means 5:00 p.m., New York City time, on August ___, 1997 unless the Exchange Offer is extended by the Corporation or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).


     The Corporation and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange,
(ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) if the Trust determines, in its sole and absolute discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under "--Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Corporation and the Trust to constitute a material change, or if the Corporation and the Trust waive a material condition of the Exchange Offer, the Corporation and the Trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the holders of the Old Capital Securities, and the Corporation and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

     Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Corporation and the Trust may choose to make any public announcement and subject to applicable law, the Corporation and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

Acceptance for Exchange and Issuance of the New Capital Securities

     Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange, and will issue to the Exchange Agent, the New Capital Securities for the Old Capital Securities validly tendered and not withdrawn promptly after the Expiration Date.

     In all cases, delivery of the New Capital Securities in exchange for the Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of
(i) the Old Capital Securities or a book-entry confirmation of a book-entry transfer of the Old Capital Securities into the Exchange Agent's account at DTC,
(ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, including an agent's message, and (iii) any other documents required by the Letter of Transmittal.

     The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC.

     Subject to the terms and conditions of the Exchange Offer, the Trust will be deemed to have accepted for exchange, and thereby exchanged, the Old Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the Exchange Agent of the Trust's acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Trust for the purpose of receiving tenders of the Old Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Capital Securities, Letters of Transmittal and related documents and transmitting New Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Trust's acceptance for exchange of Old Capital Securities) or the Trust extends the Exchange Offer or is unable to accept for exchange or exchange the Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

     Pursuant to the Letter of Transmittal, a holder of the Old Capital Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer the Old Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer. Tendering holders of Old Capital Securities that use ATOP will, by doing so, acknowledge that they are bound by the terms of the Letter of Transmittal.

Procedures for Tendering the Old Capital Securities

     Valid Tender. Except as set forth below, in order for the Old Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by the Exchange Agent at its address set forth under "--Exchange Agent," and either (i) tendered Old Capital Securities must be received by the Exchange Agent, or (ii) such Old Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

     If less than all of the Old Capital Securities are tendered, a tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

     THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     Book-Entry Transfer. The Exchange Agent will establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's ATOP procedures for transfers. Such holder of Old Capital Securities using ATOP should transmit its acceptance to DTC on or prior to the Expiration Date (or comply with the guaranteed delivery procedures set forth below). DTC will verify such acceptance, execute a book-entry transfer of the tendered Old Capital Securities into the Exchange Agent's account at DTC and then send to the Exchange Agent confirmation of such book-entry transfer, including an agent's message confirming that DTC has received an express acknowledgment from such holder that such holder has received and agrees to be bound by the Letter of Transmittal and that the Trust and the Corporation may enforce the Letter of Transmittal against such holder (a "book-entry confirmation").

     A beneficial owner of Old Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial owner wishes to participate in the Exchange Offer.

     Certificates. If the tender is not made through ATOP, certificates representing Old Capital Securities, as well as the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and any other documents required by the Letter of Transmittal, must be received by the Exchange Agent at its address set forth under "-- Exchange Agent" on or prior to the Expiration Date in order for such tender to be effective (or the guaranteed delivery procedures set forth below must be complied with).

     If less than all of the Old Capital Securities are tendered, a tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

     Signature Guarantees. Certificates for the Old Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (a) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate or (b) such holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for the Old Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein):
(i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or
(v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

     Guaranteed Delivery. If a holder desires to tender the Old Capital Securities pursuant to the Exchange Offer and the certificates for such Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, such Old Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

     (a) such tenders are made by or through an Eligible Institution;

     (b) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to the Expiration Date; and

     (c) the certificates (or a book-entry confirmation) representing all tendered Old Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

     The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

     Notwithstanding any other provision hereof, the delivery of the New Capital Securities in exchange for the Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of the Old Capital Securities, or of a book-entry confirmation with respect to such Old Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of the New Capital Securities might not be made to all tendering holders at the same time, and will depend upon when the Old Capital Securities, book-entry confirmations with respect to the Old Capital Securities and other required documents are received by the Exchange Agent.

     The Trust's acceptance for exchange of the Old Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Trust upon the terms and subject to the conditions of the Exchange Offer.

     Determination Of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Capital Securities will be determined by the Corporation and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Corporation and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to the Corporation and the Trust, be unlawful. The Corporation and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

     The interpretation by the Corporation and the Trust of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of the Old Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Corporation, the Trust, any affiliates or assigns of the Corporation or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

     If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Corporation and the Trust, proper evidence satisfactory to the Corporation and the Trust, in their sole discretion, of such person's authority to so act must be submitted.

     A beneficial owner of the Old Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

Resales of the New Capital Securities

     The Trust is making the Exchange Offer for the New Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that the New Capital Securities issued pursuant to this Exchange Offer in exchange for the Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities
Act) of such New Capital Securities. However, any holder of the Old Capital Securities who is an "affiliate" of the Corporation or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing the New Capital Securities, or any broker-dealer who purchased the Old Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for the New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

     Each holder of Old Capital Securities who wishes to exchange the Old Capital Securities for the New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Corporation or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. In addition, the Corporation and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives the New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that Participating Broker-Dealers who acquired the Old Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than the Old Capital Securities that represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 180 days after the Expiration Date (subject to extension under certain limited circumstances described below) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of the New Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "--Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Corporation or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     In that regard, each Participating Broker-Dealer who surrenders the Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of any fact that makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or that causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading, such Participating Broker-Dealer will suspend the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debt Securities, as applicable) pursuant to this Prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Corporation or the Trust has given notice that the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debt Securities, as applicable) may be resumed, as the case may be. If the Corporation or the Trust gives such notice to suspend the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debt Securities, as applicable), it shall extend the 180-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of the New Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when
Participating  Broker-Dealers  shall  have  received  copies of the  amended  or supplemented Prospectus necessary to permit resales of the New Capital Securities or to and including the date on which the Corporation or the Trust has given notice that the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debt Securities, as applicable) may be resumed, as the case may be.

Withdrawal Rights

     Except as otherwise provided herein, tenders of the Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

     In order for a withdrawal to be effective a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Capital Securities to be withdrawn, the aggregate principal amount of the Old Capital Securities to be withdrawn, and (if certificates for such Old Capital Securities have been tendered) the name of the registered holder of the Old Capital Securities as set forth on the Old Capital Securities, if different from that of the person who tendered such Old
Capital Securities. If the Old Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Capital Securities, the tendering holder must submit the serial numbers shown on the particular Old Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of the Old Capital Securities tendered for the account of an Eligible Institution. If the Old Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering Old Capital Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of the Old Capital Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of the Old Capital Securities may not be rescinded. The Old Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "--Procedures for Tendering Old Capital Securities."

     All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Trust, in its sole discretion, whose determination shall be final and binding on all parties. Neither the Corporation, the Trust, any affiliates or assigns of the Corporation or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

Distributions on the New Capital Securities

     Holders of the Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive Distributions on such Old Capital
Securities and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after February 5, 1997. Accordingly, holders of the New Capital Securities as of the record date for the payment of Distributions on August 1, 1997 will be entitled to receive Distributions accumulated from and after February 5, 1997.

Conditions to the Exchange Offer

     Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Corporation and the Trust will not be required to accept for exchange, or to exchange, any Old Capital Securities for any New Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

     (a) there shall occur a change in the current interpretation by the staff of the Commission that permits the New Capital Securities issued pursuant to the Exchange Offer in exchange for the Old Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder that is an "affiliate" of the Corporation or the Trust within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities; or

     (b) any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of the Corporation or the Trust, would reasonably be expected to impair its ability to proceed with the Exchange Offer; or

     (c) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of the Corporation or the Trust, threatened for that purpose any governmental approval has not been obtained, which approval the Corporation or the Trust shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     If the Corporation or the Trust determines in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, it may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Corporation or the Trust will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Capital Securities and will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

Exchange Agent

     The Chase Manhattan Bank has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:



BY REGISTERED OR CERTIFIED MAIL:               BY HAND OR OVERNIGHT DELIVERY:

    The Chase Manhattan Bank                      The Chase Manhattan Bank
450 West 33rd Street, 15th Floor              450 West 33rd Street, 15th Floor
 New York, New York 10001-2697                 New York, New York 10001-2697
Attention: Global Trust Services              Attention: Global Trust Services
        Shiek Wiltshire                               Shiek Wiltshire

                              Confirm By Telephone:
                                 (212) 946-3082

                            Facsimile Transmissions:
                          (ELIGIBLE INSTITUTIONS ONLY)
                                 (212) 946-8158

     Delivery to other than the above address or facsimile number will not constitute a valid delivery.

Fees and Expenses

     The Corporation has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Corporation will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of the Old Capital Securities, and in handling or tendering for their customers.

     Holders who tender their Old Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, the New Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of the Old Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

     Neither the Corporation nor the Trust will make any payment to brokers, dealers or other nominees soliciting acceptances of the Exchange Offer.

                      DESCRIPTION OF NEW CAPITAL SECURITIES

     Pursuant to the terms of the Declaration, the Issuer Trustees on behalf of the Trust have issued the Old Capital Securities and will issue the New Capital Securities. The New Capital Securities will represent beneficial ownership interests in the Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust over the Common Securities, as well as other benefits as described in the Declaration. See "--Subordination of Common Securities." The Declaration has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of certain provisions of the New Capital Securities and the Declaration does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Declaration, including the definitions therein of certain terms. The form of the Declaration is available upon request from the Issuer Trustees.

General

     The Capital Securities (including the Old Capital Securities and the New Capital Securities) are limited to $20 million aggregate liquidation amount at any one time outstanding. The Capital Securities will rank pari passu, and payments will be made thereon pro rata with the Common Securities except as described under "--Subordination of Common Securities." Legal title to the Junior Subordinated Debt Securities will be held by the Property Trustee on behalf of the Trust in trust for the benefit of the holders of the Capital Securities and Common Securities. The Guarantee Agreement executed by the Corporation for the benefit of the holders of the Capital Securities (the "Guarantee Agreement") will provide for the New Guarantee on a subordinated basis with respect to the New Capital Securities but will not guarantee payment of Distributions or amounts payable on redemption of the New Capital Securities or on liquidation of the Trust when the Trust does not have funds on hand available to make such payments. See "Description of New Guarantee."

Distributions

     Distributions on each New Capital Security will be payable at the annual rate of 9.58% of the stated liquidation amount of $1,000, and will be payable semi-annually in arrears on February 1 and August 1 of each year to the holders of the New Capital Securities at the close of business on January 15 or July 15 (each, a "record date"), as the case may be, next preceding the relevant Distribution Date (as defined herein). Distributions on the Capital Securities will be cumulative. Distributions will accumulate from the date of original issuance. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the New Capital Securities is not a Business Day (as defined herein), payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payments in respect to any such delay) with the same force and effect as if made on the date such payment was originally payable (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed, or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

     So long as no Debenture Event of Default has occurred and is continuing, the Corporation has the right under the Indenture to defer the payment of interest on the New Junior Subordinated Debt Securities at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the New Junior Subordinated Debt Securities. As a consequence of any such election, semi-annual Distributions on the New Capital Securities by the Trust will be deferred during any such Extension Period. Distributions to which holders of the New Capital Securities are entitled will accumulate additional Distributions thereon at the rate per annum of 9.58% thereof, compounded semi-annually from the relevant payment date for such Distributions. The term "Distributions" as used herein shall include any such additional Distributions.

     During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of, the Corporation (including Other Debentures) that rank pari passu with or junior in interest to the New Junior Subordinated Debt Securities, or
(iii)  make  any  guarantee  payments  with  respect  to  any  guarantee  by the
Corporation of the debt securities of any subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks pari passu with or junior in interest to the New Junior Subordinated Debt Securities (other than (a) dividends or distributions in common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases or acquisitions of shares of the Corporation's common stock in connection with the satisfaction by the Corporation of its obligations under any employee benefit plan or any other contractual obligation of the Corporation (other than a contractual obligation ranking pari passu with or junior to the New Junior Subordinated Debt Securities), (e) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock or,
(f) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged).

     Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity of the New Junior Subordinated Debt Securities. Upon the termination of any such Extension Period and the payment of all amounts then due, and subject to the foregoing limitations, the Corporation may elect to begin a new Extension Period. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any such Extension Period at least five Business Days prior to the earlier of (i) the date the Distributions on the New Capital Securities would have been payable except for the election to begin such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any automated quotation system or to holders of such New Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of New Junior Subordinated Debt Securities--Option to Extend Interest Payment Date" and "Certain United States Federal Income Tax Considerations--Interest Income and Original Issue Discount."

     Although the Corporation may in the future exercise its right to defer payments of interest on the Junior Subordinated Debt Securities, the Corporation has no such current intention.

     The revenue of the Trust available for distribution to holders of the New Capital Securities will be limited to payments under the New Junior Subordinated Debt Securities in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. See "Description of New Junior Subordinated Debt Securities--General." If the Corporation does not make interest payments on the New Junior Subordinated Debt Securities, the Property Trustee will not have funds available to pay Distributions on the New Capital Securities. The payment of Distributions (if and to the extent the Trust has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Corporation on a limited basis as set forth herein under "Description of New Guarantee."

Mandatory Redemption

     Upon the repayment in full at the Stated Maturity or a redemption at any time in whole or in part of the New Junior Subordinated Debt Securities (other than following the distribution of the New Junior Subordinated Debt Securities to the holders of the Trust Securities), the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount of Trust Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption (the "Redemption Date"), at the applicable Redemption Price, which shall be equal to (i) in the case of the repayment of the New Junior Subordinated Debt Securities at the Stated Maturity, the Maturity Redemption Price (equal to the principal of, and accrued but unpaid interest on, the New Junior Subordinated Debt Securities), (ii) in the case of the redemption of the New Junior Subordinated Debt Securities prior to February 1, 2007 in connection with the occurrence of a Special Event, the Special Event Redemption Price (equal to the Special Event Prepayment Price (as defined under "Description of New Junior Subordinated Debt Securities--Special Event Prepayment")) or (iii) in the case of the optional redemption of the New Junior Subordinated Debt Securities on or after February 1, 2007, the Optional Redemption Price (equal to the Optional Prepayment Price (as defined under "Description of New Junior Subordinated Debt Securities--Optional Redemption")). If less than all of the New Junior Subordinated Debt Securities are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Trust Securities.

     Redemption of the New Junior Subordinated Debt Securities prior to Stated Maturity may be subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve.

     If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay such additional sums on the New Junior Subordinated Debt Securities.

     "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Trust Securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event.

Redemption Procedures

     Trust Securities shall be redeemed, if at all, at the applicable Redemption Price with the proceeds from the contemporaneous repayment or redemption of the Junior Subordinated Debt Securities. Redemptions of the Trust Securities shall be made and the applicable Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds on hand available for the payment of such applicable Redemption Price. See also "--Subordination of Common Securities."

     If the Trust gives a notice of redemption in respect of the New Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, with respect to the New Capital Securities held in global form, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the applicable Redemption Price to the holders of the Capital Securities. See "--Form, Denomination, Book-Entry Procedures and Transfer." With respect to the New Capital Securities held in certificated form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the New Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing the New Capital Securities. See "--Payment and Paying Agency." Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of the New Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the New Capital Securities will cease, except the right of the holders of the New Capital Securities to receive the applicable Redemption
Price, but without interest on such Redemption Price, and the New Capital Securities will cease to be outstanding. In the event that any date fixed for redemption of New Capital Securities is not a Business Day, then payment of the applicable Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Corporation pursuant to the Guarantee as described under "Description of New Guarantee," Distributions on New Capital Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Trust to the date such applicable Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the applicable Redemption Price.

     Subject to applicable law (including, without limitation, United States federal securities law), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding New Capital Securities by tender, in the open market or by private agreement.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Trust Securities at its registered address. Unless the Corporation defaults in payment of the applicable Prepayment Price on, or in the repayment of, the New Junior Subordinated Debt Securities, on and after the Redemption Date, Distributions will cease to accrue on the Trust Securities called for redemption.

Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities

     The Corporation will have the right at any time to terminate the Trust and cause a Like Amount of the Junior Subordinated Debt Securities to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to (i) the Corporation having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of New Capital Securities and (ii) the prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve.

     Upon liquidation of the Trust and certain other events, the New Junior Subordinated Debt Securities may be distributed to holders of the Capital Securities. Under current United States federal income tax law, a distribution of New Junior Subordinated Debt Securities upon the dissolution of the Trust would not be a taxable event to holders of the New Capital Securities.

     The Trust shall automatically terminate upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Corporation;
(ii) the distribution of a Like Amount of the Junior Subordinated Debt Securities to the holders of the Trust Securities if the Corporation, as Depositor, has given written direction to the Property Trustee to terminate the Trust (which direction is optional and, except as described above, wholly within the discretion of the Corporation, as Depositor); (iii) redemption of all of the Trust Securities as described under "Mandatory Redemption" above; (iv) expiration of the term of the Trust; and (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

     If a termination occurs as described in clause (i), (ii), (iv) or (v) above, the Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of such Trust Securities a Like Amount of the New Junior Subordinated Debt Securities, unless such distribution would not be practical, in which event such holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the liquidation amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation
Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Capital Securities shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. See "--Subordination of Common Securities."

     "Like Amount" means (i) with respect to a redemption of Trust Securities, Trust Securities having a liquidation amount equal to the principal amount of Junior Subordinated Debt Securities to be contemporaneously redeemed in accordance with the Indenture, allocated to the Trust Securities based upon their relative liquidation amounts and the proceeds of which will be used to pay the Redemption Price of such Trust Securities and (ii) with respect to a distribution of Junior Subordinated Debt Securities to holders of Trust Securities in connection with a dissolution or liquidation of the Trust, Junior Subordinated Debt Securities having a principal amount equal to the liquidation amount of the Trust Securities of the holder to whom such Junior Subordinated Debt Securities are distributed.

     If the Corporation elects not to redeem the Junior Subordinated Debt Securities prior to maturity and the Trust is not liquidated and the Junior
Subordinated Debt Securities are not distributed to holders of the Trust Securities, the Capital Securities will remain outstanding until the repayment of the Junior Subordinated Debt Securities at the Stated Maturity.

     After the liquidation date is fixed for any distribution of Junior Subordinated Debt Securities to holders of the Trust Securities (i) the Capital Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the record holder of the Capital Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debt Securities to be delivered upon such distribution with respect to Capital Securities held by DTC or its nominee and (iii) any certificates representing Capital Securities not held by DTC or its nominee will be deemed to represent Junior Subordinated Debt Securities having a principal amount equal to the liquidation amount of such Capital Securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Capital Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon the Corporation will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Junior Subordinated Debt Securities.

     There can be no assurance as to the market prices for the Capital Securities or the Junior Subordinated Debt Securities that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, or the Junior Subordinated Debt Securities that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.

Subordination of Common Securities

     Payment of Distributions on, and the Redemption Price of, the Trust Securities shall be made pro rata to the holders of the Trust Securities based on the liquidation amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date any Event of Default resulting from a Debenture Event of Default or an Event of Default under the Declaration shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or, in the case of payment of the applicable Redemption Price, the full amount of such Redemption Price on all of the outstanding Capital Securities, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or the Redemption Price of, the Capital Securities then due and payable.

     In the case of any Event of Default under the Declaration resulting from a Debenture Event of Default, the Corporation as holder of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default until the effect of all such Events of Default have been cured, waived or otherwise eliminated. Until all such Events of Default have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Capital Securities and not on behalf of the Corporation as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

Events of Default; Notice

     Any one of the following events constitutes an "Event of Default" under the Declaration (an "Event of Default") (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (i)  the  occurrence  of  a  Debenture   Event  of  Default  (see
          "Description of New Junior Subordinated Debt Securities--Debenture Events of Default"); or

               (ii) default by the Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

               (iii) default by the Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

               (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in the Declaration (other than a covenant or warranty, a default in the performance of which or the breach of which is addressed in clause
          (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Issuer Trustees by the holders of at least 25% in aggregate liquidation amount of the outstanding Capital Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Declaration; or

               (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Corporation to appoint a successor Property Trustee within 60 days thereof.

     Within 10 Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Capital Securities, the Administrative Trustees and the Corporation, as Depositor, unless such Event of Default shall have been cured or waived. The Corporation, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Declaration.

     If a Debenture Event of Default or an Event of Default under the Declaration has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities as described above. See "--Liquidation of the Trust and Distribution of New Junior Subordinated Debt Securities" and "--Subordination of Common Securities."

Removal of Issuer Trustees

     Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in liquidation amount of the outstanding Capital
Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration.

Co-trustees and Separate Property Trustee

     Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust's property may at the time be located, the Corporation, as the holder of the Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust's property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Declaration. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

Merger or Consolidation of Issuer Trustees

     Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Declaration, provided such Person shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

     The Trust may not merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below or as otherwise set forth in the Declaration. The Trust may, at the request of the Corporation, as Depositor, with the consent of the Administrative Trustees but without the consent of the holders of the Capital Securities, the Property Trustee or the Delaware Trustee, merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any state; provided, however, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Junior Subordinated Debt Securities, (iii) if the Capital Securities are then listed or traded, the Successor Securities are listed or traded, or any Successor Securities will be listed or traded upon notification of issuance, on any national securities exchange or other organization on which the Capital Securities are then listed or traded, if any, (iv) if the Capital Securities (including any Successor Securities) are rated by any nationally recognized statistical rating organization prior to such transaction, such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect,
(vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Corporation has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and
(viii) the Corporation or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of the Declaration

     Except as provided below and under "Description of New Guarantee--Amendments and Assignment" and as otherwise required by law and the Declaration, the holders of the New Capital Securities will have no voting rights.

     The Declaration may be amended from time to time by the Corporation, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities, (i) to cure any ambiguity, correct or supplement any provision in the Declaration that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Declaration, which shall not be inconsistent with the other provisions of the Declaration, or (ii) to modify, eliminate or add to any provisions of the Declaration to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (i) such action shall not adversely affect in any material respect the interests of any holder of Trust Securities, and any amendments of the Declaration shall become effective when notice thereof is given to the holders of the Trust Securities. The Declaration may be amended by the Issuer Trustees and the Corporation with (i) the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding Trust Securities, and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act. In addition, without the consent of each holder of Trust Securities, the Declaration may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

     So long as any Junior Subordinated Debt Securities are held by the Trust, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to the Junior Subordinated Debt Securities, (ii) waive any past default that is waivable under Section 5.13 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debt Securities shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debt Securities, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debt Securities affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the Capital Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debt Securities. In addition to obtaining the foregoing approvals of such holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association or as a publicly traded partnership taxable as a corporation for United States federal income tax purposes on account of such action.

     Any required approval of holders of Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Capital Securities in the manner set forth in the Declaration.

     No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel the New Capital Securities in accordance with the Declaration.

     Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Corporation, the Issuer Trustees or any affiliate of the Corporation or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Expenses and Taxes

     In the Indenture, the Corporation, as issuer of the Junior Subordinated Debt Securities, has agreed to pay all debts and other obligations (other than with respect to payments of Distributions, amount payable upon redemption and the liquidation amount of the Trust Securities) and all costs and expenses of the Trust (including costs and expenses relating to the organization of the Trust, the fees and expenses of the Issuer Trustees and the costs and expenses relating to the operation of the Trust) and the offering of the New Capital Securities, and to pay any and all taxes and all costs and expenses with respect to the foregoing (other than United States withholding taxes) to which the Trust might become subject. The foregoing obligations of the Corporation under the Indenture are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Corporation directly against the Corporation, and the Corporation has irrevocably waived any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against the Corporation. The Corporation has also agreed in the Indenture to execute such additional agreement(s) as may be necessary or desirable to give full effect to the foregoing.

Form, Denomination, Book-Entry Procedures and Transfer

     The New Capital Securities initially will be represented by one or more New Capital Securities in registered, global form (collectively, the "Global Capital Securities"). The Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

     Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee and only in amounts that would not cause a holder to own less than 100 Capital Securities. Beneficial interests in the Global Capital Securities may not be exchanged for Capital Securities in certificated form except in the limited circumstances described below.

Depositary Procedures

     DTC has advised the Trust and the Corporation as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes to accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Initial Purchaser), banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised the Trust and the Corporation that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants designated by the Initial Purchaser with portions of the principal amount of the Global Capital Securities and (ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

     Investors in the Global Capital Securities may hold their interests therein directly through DTC, if they are Participants in DTC, or indirectly through organizations which are Participants in such system. All interests in a Global Capital Security will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form. Consequently, the ability to transfer beneficial interests in a Global Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Capital Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Capital Securities, see "Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

     Except as described below, owners of beneficial interests in the Global Capital Securities will not be entitled to have Capital Securities registered in their names, will not receive or be entitled to receive physical delivery of Capital Securities in certificated form and will not be considered the registered owners or holders thereof under the Declaration for any purpose.

     Payments in respect of the Global Capital Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC or its nominee as the registered holder under the Declaration by wire transfer in immediately available funds on each interest payment date. Under the terms of the Declaration, the Property Trustee will treat the persons in whose names the Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to, or payments made on account of, beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities, or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Corporation that its current practice, upon receipt of any payment in respect of securities such as the Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in liquidation amount of beneficial interests in the Global Capital Security, as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Capital Securities represented by Global Capital Securities held through such Participants will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee or the Trust. Neither the Trust nor the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Capital Securities, and the Trust and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Interests in the Global Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

     DTC has advised the Trust and the Corporation that it will take any action permitted to be taken by a holder of New Capital Securities (including, without limitation, the presentation of New Capital Securities for exchange as described below) only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the aggregate liquidation amount of the New Capital Securities represented by the Global Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Declaration, DTC reserves the right to exchange the Global Capital Securities for New Capital Securities in certificated form and to distribute such New Capital Securities to its Participants.

     So long as DTC or its nominee is the registered owner of the Global Capital Securities, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Capital Securities represented by the Global Capital Security for all purposes under the Declaration.

     The information in this section concerning DTC and its book-entry system has been obtained from sources that the Trust and the Corporation believe to be reliable, but neither the Trust nor the Corporation takes responsibility for the accuracy thereof.

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Capital Securities among Participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trust nor the Property Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Capital Securities for Certificated Capital Securities

     A Global Capital Security is exchangeable for New Capital Securities in registered certificated form if: (i) DTC (x) notifies the Trust that it is no longer willing or able to properly discharge its responsibilities with respect to the Global Capital Securities and the Corporation is unable to locate a qualified successor, or (y) has ceased to be a "clearing agency" registered under the Exchange Act; (ii) the Corporation at its option elects to terminate the book-entry system through DTC; or (iii) there shall have occurred and be continuing a Debenture Event of Default. In addition, beneficial interests in a Global Capital Security may be exchanged by or on behalf of DTC for certificated New Capital Securities upon request by DTC, but only upon at least 20 days prior written notice given to the Property Trustee in accordance with DTC's customary procedures. In all cases, certificated New Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures, unless the Property Trustee (based on an opinion of counsel) determines otherwise in compliance with applicable law.

     The Chase Manhattan Bank has informed the Trust that so long as it serves as paying agent for the Capital Security, it anticipates that information regarding Distributions on the Capital Security including payment date, Record
Date and redemption information will be made available through The Chase Manhattan Bank at (212) 946-3082.

Payment and Paying Agency

     Payments in respect of the New Capital Securities held in global form shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or in respect of the New Capital Securities that are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Corporation. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee, the Administrative Trustees and the Corporation. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Corporation) to act as Paying Agent.

Restriction on Transfer

     The New Capital Securities will be issued, and may be transferred only, in blocks having a liquidation amount of not less than $100,000 (100 New Capital Securities) or any integral multiple of $1,000 (one Capital Security) in excess thereof. Any attempt, transfer or other disposition of New Capital Securities in a block having a liquidation amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such New Capital Securities for any purpose, including but not limited to the receipt of Distributions on such New Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such New Capital Securities.

Registrar and Transfer Agent

     The Property Trustee will act as registrar and transfer agent for the New Capital Securities.

     Registration of transfers of the New Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the New Capital Securities after they have been called for redemption.

Information Concerning the Property Trustee

     The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Declaration and, during the existence of an Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Declaration or is unsure of the application of any provision of the Declaration, and the matter is not one on which holders of the Capital Securities or the Common Securities are entitled under the Declaration to vote, then the Property Trustee shall take such action as is directed by the Corporation and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

     The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes, and so that the Junior Subordinated Debt Securities will be treated as indebtedness of the Corporation for United States federal income tax purposes. In this connection, the Corporation and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Declaration, that the Corporation and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

     Holders of the Trust Securities have no preemptive or similar rights.

     The Trust may not borrow money or issue debt or mortgage or pledge any of its assets.

             DESCRIPTION OF NEW JUNIOR SUBORDINATED DEBT SECURITIES

     The Old Junior Subordinated Debt Securities were issued and the New Junior Subordinated Debt Securities will be issued as a separate series under a Junior Subordinated Indenture, as supplemented from time to time (as so supplemented, the "Indenture"), between the Corporation and The Chase Manhattan Bank, as trustee (the "Debenture Trustee"). The Indenture has been qualified under the Trust Indenture Act. This summary of certain terms and provisions of the Junior Subordinated Debt Securities and the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act.

General

     Concurrently with the issuance of the Old Capital Securities, the Trust invested the proceeds thereof, together with the consideration paid by the Corporation for the Common Securities, in Old Junior Subordinated Debt Securities issued by the Corporation. Pursuant to the Exchange Offer, the Corporation will exchange the Old Junior Subordinated Debt Securities, in an amount corresponding to the Old Capital Securities accepted for exchange, for a like aggregate principal amount of the New Junior Subordinated Debt Securities as soon as practicable after the date hereof.

     The New Junior Subordinated Debt Securities will bear interest at the annual rate of 9.58% of the principal amount thereof, payable semi-annually in arrears on February 1 and August 1 of each year (each, an "Interest Payment Date"), commencing August 1, 1997, to the extent Old Capital Securities are exchanged for New Capital Securities prior to the record date for such payment, to the person in whose name each New Junior Subordinated Debt Security is registered, subject to certain exceptions, at the close of business on the January 15 or July 15 next preceding such Interest Payment Date. It is anticipated that, until the liquidation of the Trust, each New Junior
Subordinated Debt Security will be held by the Trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the New Junior Subordinated Debt Securities is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 9.58% thereof, compounded semi-annually from the relevant Interest Payment Date. The term "interest" as used herein shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums, as applicable.

     The New Junior Subordinated Debt Securities will be issued as a series of New Junior Subordinated Debt Securities under the Indenture. Unless previously redeemed or repurchased, the New Junior Subordinated Debt Securities will mature on February 1, 2027.


     The New Junior Subordinated Debt Securities will rank pari passu with the Old Junior Subordinated Debt Securities, will be unsecured and will rank junior and be subordinate in right of payment to all Senior Debt to the extent provided in the Indenture. With respect to all matters on which holders of Junior Subordinated Debt Securities are entitled to vote, the New Junior Subordinated Debt Securities and the Old Junior Subordinated Debt Securities will vote together as a class. Because the Corporation is a bank holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including the Bank, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the New Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of such subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of such subsidiary. Accordingly, the New Junior Subordinated Debt Securities will be subordinated to all Senior Debt and effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of New Junior Subordinated Debt Securities should look only to the assets of the Corporation for payments on the New Junior Subordinated Debt Securities. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture or any existing or other indenture that the Corporation may enter into in the future or otherwise. See "--Subordination."


     The New Junior Subordinated Debt Securities will rank pari passu with all Other Debentures issued under the Indenture and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Debt of the Corporation. See "--Subordination." The Corporation is a non-operating holding company and almost all of the operating assets of the Corporation and its consolidated subsidiaries are owned by such subsidiaries. The Corporation relies primarily on dividends from such subsidiaries to meet its obligations. The Corporation is a legal entity separate and distinct from its present and future banking and non-banking affiliates. The Corporation's bank subsidiaries are subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Corporation and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Corporation and such other affiliates from borrowing from such banks unless the loans are secured by various types of collateral. In addition, payment of dividends to the Corporation by a bank subsidiary is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires approval by banking regulatory authorities. The Corporation does not have any present intention to issue any Other Debentures. The Other Debentures will be issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of the Corporation's Board of Directors or a committee thereof.

Form, Registration and Transfer

     If the New Junior Subordinated Debt Securities are distributed to holders of the Trust Securities upon the termination of the Trust, such New Junior Subordinated Debt Securities may be represented by one or more global certificates registered in the name of Cede and Company as the nominee of DTC. The depository arrangements for such New Junior Subordinated Debt Securities are expected to be substantially similar to those in effect for the Capital Securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of New Capital Securities--Form, Denomination, Book-Entry Procedures and Transfer."

Payment and Paying Agents

     Payment of principal of (and premium, if any) and any interest on New Junior Subordinated Debt Securities will be made at the office of the Debenture Trustee in the City of New York or at the office of such Paying Agent or Paying Agents as the Corporation may designate from time to time, except that at the option of the Corporation payment of any interest may be made (except in the case of New Junior Subordinated Debt Securities in global form), (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register for New Junior Subordinated Debt Securities or (ii) by transfer to an account maintained by the person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant Record Date. Payment of any interest on any New Junior Subordinated Debt Security will be made to the person in whose name such New Junior Subordinated Debt Security is registered at the close of business on the Record Date for such interest, except in the case of defaulted interest. The Corporation may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however the Corporation will at all times be required to maintain a Paying Agent in each Place of Payment for the New Junior Subordinated Debt Securities.

     Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Corporation in trust, for the payment of the principal of (and premium, if any) or interest on any New Junior Subordinated Debt Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such New Junior Subordinated Debt Security shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

Option to Extend Interest Payment Date

     So long as no Debenture Event of Default has occurred and is continuing, the Corporation has the right under the Indenture to defer the payment of interest at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period; provided, however, that no Extension Period may extend beyond the Stated Maturity of the New Junior Subordinated Debt Securities. At the end of an Extension Period, the Corporation must pay all interest then accrued and unpaid on the New Junior Subordinated Debt Securities (together with interest thereon at the annual rate of 9.58%, compounded semi-annually from the relevant Interest Payment Date, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of New Junior Subordinated Debt Securities (and holders of the Trust Securities while Trust Securities are outstanding) will be required to accrue interest income (in the form of OID) for United States federal income tax purposes. See "Certain United States Federal Income Tax Considerations--Interest Income and Original Issue Discount."

     During any Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including any Other Debentures) that rank pari passu with or junior in interest to the New Junior Subordinated Debt Securities or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including any Other Guarantees) if such guarantee ranks pari passu with or junior in interest to the New Junior Subordinated Debt Securities (other than
(a) dividends or distributions in common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases or acquisitions of shares of the Corporation's common stock in connection with the satisfaction by the Corporation of its obligations under any employee benefit plan or any other contractual obligation of the Corporation (other than a contractual obligation ranking pari passu with or junior to the New Junior Subordinated Debt Securities), (e) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, or
(f) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). Prior to the termination of any Extension Period, the Corporation may further extend such Extension Period; provided, however, that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the New Junior Subordinated Debt Securities (together with interest thereon at the annual rate of 9.58%, compounded semi-annually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period or
(ii) the date the Administrative Trustees are required to give notice to any automated quotation system or to holders of Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Debenture Trustee shall give notice of the Corporation's election to begin or extend a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period.

Optional Redemption

     The New Junior Subordinated Debt Securities will be redeemable, in whole or in part, at the option of the Corporation at any time prior to Stated Maturity and on or after February 1, 2007, subject to the Corporation having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, at a redemption price (the "Optional Prepayment Price") equal to the following prices, expressed in percentages of the principal amount of the New Junior Subordinated Debt Securities plus accrued but unpaid interest to but excluding the date fixed for redemption. If redeemed during the 12-month period beginning February 1:

      Year                                      Percentage
      ----                                      ----------

      2007................................       104.790
      2008................................       104.311
      2009................................       103.832
      2010................................       103.353
      2011................................       102.874
      2012................................       102.395
      2013................................       101.916
      2014................................       101.437
      2015................................       100.958
      2016................................       100.479

and at 100% on or after February 1, 2017.

Special Event Prepayment

     If a Special Event shall occur and be continuing prior to February 1, 2007, the Corporation may, at its option and subject to receipt of prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, prepay the New Junior Subordinated Debt Securities within 90 days after the occurrence of such Special Event, in whole, but not in part, at a prepayment price (the "Special Event Prepayment Price") equal to the greater of (i) 100% of the principal amount of such New Junior
Subordinated Debt Securities or (ii) the sum, as determined by a Quotation Agent, of the present values of the principal amount and premium payable as part of the Redemption Price with respect to an optional redemption of such New Junior Subordinated Debt Securities on February 1, 2007, together with scheduled payments of interest accruing from the prepayment date to February 1, 2007 (the "Remaining Life"), in each case discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued interest thereon to the date of prepayment. See "Description of New Capital Securities--Liquidation of the Trust and Distribution of New Junior Subordinated Debt Securities."

     "Special Event" means a Tax Event or a Regulatory Capital Event.

     "Tax Event" means the receipt by the Corporation of an opinion of independent counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the Issue Date, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the New Junior Subordinated Debt Securities, (ii) interest payable by the Corporation on the New Junior Subordinated Debt Securities is not, or within 90 days of the date of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     "Regulatory Capital Event" means that the Corporation shall have received an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of the Federal Reserve or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Capital Securities, the Capital Securities do not constitute, or within 90 days of the date thereof, will not constitute Tier 1 capital (or its then equivalent); provided, however, that the distribution of the New Junior Subordinated Debt Securities in connection with the liquidation of the Trust by the Corporation and the treatment thereafter of the New Junior Subordinated Debt Securities as other than Tier 1 capital shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Tax Event.

     "Adjusted Treasury Rate" means, with respect to any prepayment date, the rate per annum equal to (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication that is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date, in each case calculated on the third Business Day preceding the prepayment date, plus in each case (a) 2.25% if such prepayment date occurs on or prior to February 1, 1998 and (b) 1.50% in all other cases.

     "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life of the New Junior Subordinated Debt Securities to be prepaid that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity with the Remaining Life of the New Junior Subordinated Debt Securities. If no United States Treasury security has a maturity which is within a period from three months before to three months after February 1, 2007, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Adjusted Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

     "Quotation  Agent"  means the  Reference  Treasury  Dealer  selected by the
Debenture Trustee to act as such after consultation with the Corporation. "Reference Treasury Dealer" means: (i) a nationally-recognized U.S. Government Securities dealer selected by the Debenture Trustee after consultation with the Corporation and its respective successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Corporation shall substitute therefor another Primary Treasury Dealer; or (ii) any other Primary Treasury Dealer selected by the Debenture Trustee after consultation with the Corporation.

     "Comparable Treasury Price" means, with respect to any prepayment date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such prepayment date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (a) the average of five Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if the Debenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such prepayment date.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of New Junior Subordinated Debt Securities to be redeemed at its registered address. Unless the Corporation defaults in payment of the Special Event Prepayment Price, on and after the prepayment date interest ceases to accrue on the New Junior Subordinated Debt Securities.

Additional Sums

     If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional amounts on the New Junior Subordinated Debt Securities such amounts as shall be required so that the Distributions payable by the Trust shall not be reduced as a result of any such additional taxes, duties or other governmental charges. The Corporation has covenanted in the Indenture, if and so long as (i) the Trust is the holder of all New Junior Subordinated Debt Securities and (ii) a Tax Event in respect of the Trust has occurred and is continuing, to pay to the Trust such Additional Sums (as defined under "Description of Capital Securities--Mandatory Redemption").

Restrictions on Certain Payments

     The Corporation will also covenant that, if at such time (i) there shall have occurred and is continuing a Debenture Event of Default, (ii) the Corporation shall be in default with respect to its payment of any obligations under the Guarantee or (iii) the Corporation shall have given notice of its election of an Extension Period as provided in the Indenture and shall not have rescinded such notice, or such Extension Period, or any extension thereof shall be continuing, it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock),
(ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in interest to the New Junior Subordinated Debt Securities (other than with respect to the New Junior Subordinated Debt Securities) or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including under Other Guarantees) if such guarantee ranks pari passu with or junior in interest to the New Junior Subordinated Debt Securities (other than (a) dividends or distributions in common stock of the Corporation,
(b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases or acquisitions of shares of the Corporation's common stock in connection with the satisfaction by the Corporation of its obligations under any employee benefit plan or any other contractual obligation of the Corporation (other than a contractual obligation ranking pari passu with or junior in interest to the New Junior Subordinated Debt Securities), (e) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock or (f) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged).

Modification of Indenture

     From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of New Junior Subordinated Debt Securities, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of New Junior Subordinated Debt Securities or the holders of the Capital Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of New Junior Subordinated Debt Securities, to modify the Indenture in a manner affecting the rights of the holders of New Junior Subordinated Debt Securities; provided, however, that no such modification may, without the consent of the holder of each outstanding New Junior Subordinated Debt Security so affected,
(i) change the Stated Maturity, or reduce the principal amount of the New Junior Subordinated Debt Securities, or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of New Junior Subordinated Debt Securities, the holders of which are required to consent to any such modification of the Indenture.

     In addition, the Corporation and the Debenture Trustee may execute, without the consent of any holder of New Junior Subordinated Debt Securities, any supplemental Indenture for the purpose of creating any Other Debentures.

Debenture Events of Default

     The Indenture provides that any one or more of the following described events with respect to the New Junior Subordinated Debt Securities that has occurred and is continuing constitutes a "Debenture Event of Default":

               (i) failure for 30 days to pay any interest on the New Junior Subordinated Debt Securities when due (subject to the deferral of any due date in the case of an Extension Period); or

               (ii) failure to pay any principal or premium, if any, on the New Junior Subordinated Debt Securities when due, whether at maturity, upon redemption, by declaration of acceleration or otherwise; or

               (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the New Junior Subordinated Debt Securities; or

               (iv) certain events in bankruptcy, insolvency or reorganization of the Corporation; or

               (v) the voluntary or involuntary dissolution, winding-up or termination of the Trust, except in connection with the distribution of the New Junior Subordinated Debt Securities to the holder of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration.

     The holders of a majority in aggregate outstanding principal amount of the New Junior Subordinated Debt Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the New Junior Subordinated Debt Securities may declare the principal due and payable immediately upon a Debenture Event of Default and, should the Debenture Trustee or such holders of New Junior Subordinated Debt Securities fail to make such declaration, the holders of at least 25% in aggregate liquidation amount of the Capital Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of the New Junior Subordinated Debt Securities may annul such declaration and waive the default if the default (other than the non-payment of the principal of the New Junior Subordinated Debt Securities which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. Should the holders of New Junior Subordinated Debt Securities fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation amount of the Capital Securities shall have such right.

     The holders of a majority in aggregate outstanding principal amount of the New Junior Subordinated Debt Securities affected thereby may, on behalf of the holders of all the New Junior Subordinated Debt Securities, waive any past default, except a default in the payment of principal of (or premium, if any) or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding New Junior Subordinated Debt Security. Should the holders of such New Junior Subordinated Debt Securities fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation amount of the Capital Securities shall have such right. The Corporation is required to file annually with the Debenture Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Indenture.

     In case a Debenture Event of Default shall occur and be continuing, the Property Trustee will have the right to declare the principal of and the interest on the New Junior Subordinated Debt Securities, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the New Junior Subordinated Debt Securities.

Enforcement of Certain Rights by Holders of New Capital Securities

     If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Corporation to pay interest or principal on the New Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable, a holder of Capital Securities may institute a Direct Action. The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. Notwithstanding any payments made to a holder of Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of or interest on the New Junior Subordinated Debt Securities, and the Corporation shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action.

     The holders of the Capital Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the New Junior Subordinated Debt Securities unless there shall have been an Event of Default under the Declaration. See "Description New of Capital Securities--Events of Default; Notice."

Consolidation, Merger, Sale of Assets and Other Transactions

     The Indenture provides that the Corporation shall not consolidate with or merge with or into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge with or into the Corporation or convey, transfer or lease its properties and assets substantially as an entirety to the Corporation, unless (i) in case the Corporation consolidates with or merges with or into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Corporation's obligations on the New Junior Subordinated Debt Securities issued under the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; (iii) such transaction is permitted under the Declaration and the Guarantee and does not give rise to any breach or violation of the Declaration or the Guarantee; and (iv) certain other conditions as prescribed in the Indenture are met.

     The general provisions of the Indenture do not afford holders of the New Junior Subordinated Debt Securities protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the New Junior Subordinated Debt Securities.

Subordination

     In the Indenture, the Corporation has covenanted and agreed that any New Junior Subordinated Debt Securities issued thereunder shall be subordinate and junior in right of payment to all Senior Debt to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Corporation, the holders of Senior Debt will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt before the holders of New Junior Subordinated Debt Securities will be entitled to receive or retain any payment or distribution in respect thereof; provided, however, that holders of Senior Debt shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Senior Debt to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of business.

     In the event of the acceleration of the maturity of the New Junior Subordinated Debt Securities, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of the New Junior Subordinated Debt Securities will be entitled to receive or retain any payment in respect of the principal of (or premium, if any) or interest, if any, on the New Junior Subordinated Debt Securities; provided, however, that holders of Senior Debt shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Senior Debt to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of business.

     In the event that the Corporation shall default in the payment of any principal of (or premium, if any), or interest, if any, on any Senior Debt when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist or all Senior Debt shall have been paid, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made for principal, premium, if any, or interest, if any, on the New Junior Subordinated Debt Securities, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the New Junior Subordinated Debt Securities.

     "Debt"  means  (i) the  principal  of (and  premium,  if any),  and  unpaid interest on indebtedness for money borrowed, (ii) purchase money and similar obligations, (iii) obligations under capital leases, (iv) guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which the Corporation is responsible for the payment of such indebtedness of others, (v) renewals, extensions and refunding of any such indebtedness, (vi) interest or obligations in respect of any such indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings and
(vii) obligations associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts and similar arrangements; provided, however, that Debt shall not include trade accounts payable or accrued liabilities in the ordinary course of business.

     "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Corporation whether or not such claim for post-petition interest is allowed in such proceeding), on Debt of the Corporation, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the New Junior Subordinated Debt Securities or the Other Debentures; provided, however, that Senior Debt shall not be deemed to include (i) any Debt of the Corporation which, when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Corporation, (ii) any Debt of the Corporation to any of its subsidiaries, (iii) Debt to any employee of the Corporation, (iv) Debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such Debt by the holders of the New Junior Subordinated Debt Securities as a result of the subordination provisions of the Indenture would be greater than such payments otherwise would have been as a result of any obligation of such holders of such debt to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such Debt is subject, and (v) any other debt securities issued pursuant to the Indenture.

     The Indenture places no limitation on the amount of Senior Debt that may be incurred by the Corporation. The Corporation may from time to time incur indebtedness constituting Senior Debt. On June 30, 1997 the Corporation had no outstanding Senior Debt.

Governing Law

     The Indenture and the New Junior Subordinated Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Debenture Trustee

     Following the Exchange Offer and the qualification of the Indenture under the Trust Indenture Act, the Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of New Junior Subordinated Debt Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                          DESCRIPTION OF NEW GUARANTEE

     The Old Guarantee was executed and delivered by the Corporation concurrently with the issuance by the Trust of the Old Capital Securities for the benefit of the holders from time to time of such Old Capital Securities. The Chase Manhattan Bank will act as trustee (the "Guarantee Trustee") under the Guarantee Agreement. As soon as practicable after the date hereof, the Old Securities will be exchanged by the Corporation for the New Securities for the benefit of the holders from time to time of the New Capital Securities. The Guarantee Agreement will be qualified under the Trust Indenture Act. This summary of certain provisions of the New Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the New Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities.

General

     The Corporation will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined herein) to the holders of the New Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the New Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the New Guarantee: (i) any accrued and unpaid Distributions required to be paid on the New Capital Securities, to the extent that the Trust has funds on hand available therefor at such time, (ii) the applicable Redemption Price with respect to New Capital Securities called for redemption, to the extent that the Trust has funds on hand available therefor at such time, or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (other than in connection with the distribution of New Junior Subordinated Debt Securities to the holders of the New Capital Securities or the redemption of all of the Capital Securities) the lesser of (a) the Liquidation Distribution, to the extent the Trust has funds available therefor and (b) the amount of assets of the Trust remaining available for distribution to holders of the New Capital Securities upon liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as required by applicable law. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the New Capital Securities or by causing the Trust to pay such amounts to such holders.

     The New Guarantee will be an irrevocable guarantee on a subordinated basis of the Trust's obligations under the Trust Securities, although it will apply only to the extent that the Trust has funds sufficient to make such payments, and is not a guarantee of collection. If the Corporation does not make interest payments on the New Junior Subordinated Debt Securities held by the Trust, the Trust will not be able to pay Distributions on the New Capital Securities and will not have funds legally available therefor.

     The New Guarantee will rank subordinate and junior in right of payment to all Senior Debt to the same extent that the New Junior Subordinated Debt Securities are so subordinated. See "--Status of the New Guarantee." Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of such subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Corporation's obligations under the New Guarantee will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, including deposits, and claimants should look only to the assets of the Corporation for payments thereunder. See "U.S.B. Holding Co., Inc." The New Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture, any other indenture that the Corporation may enter into in the future or otherwise.

     The Corporation has, through the New Guarantee, the Declaration, the New Junior Subordinated Debt Securities and the Indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the Trust's obligations under the New Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the New Capital Securities. See "Relationship Among the New Capital Securities, the New Junior Subordinated Debt Securities and the New Guarantee."

Status of the New Guarantee

     The  New  Guarantee  will   constitute  an  unsecured   obligation  of  the
Corporation and will rank subordinate and junior in right of payment to all Senior Debt in the same manner as New Junior Subordinated Debt Securities.

     The Guarantee will rank pari passu with all Other Guarantees issued by the Corporation. The New Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Corporation to enforce its rights under the New Guarantee without first instituting a legal proceeding against any other person or entity). The New Guarantee will be held for the benefit of the holders of the Capital Securities. The New Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the Trust Securities of the New Junior
Subordinated Debt Securities. The New Guarantee does not place a limitation on the amount of additional Senior Debt that may be incurred by the Corporation. The Corporation may from time to time incur indebtedness constituting Senior Debt.

Amendments and Assignment

     Except with respect to any changes which do not materially adversely affect the rights of holders of the Capital Securities (in which case no vote will be required), the New Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of such outstanding New Capital Securities. The manner of obtaining any such approval will be as set forth under "Description of New Capital Securities--Voting Rights; Amendment of the Declaration." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the New Capital Securities then outstanding.

Events of Default

     An event of default under the New Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder; provided, however, that except with respect to a default in payment of any Guarantee Payment, the Corporation shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice. The holders of not less than a majority in aggregate liquidation amount of the New Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

     Any holder of the New Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the New Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

     The Corporation, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the New Guarantee.

Consolidation, Merger, Sale of Assets and Other Transactions

     The New Guarantee provides that the Corporation shall not consolidate with or merge with or into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge with or into the Corporation or convey, transfer or lease its properties and assets substantially as an entirety to the Corporation, unless (i) in case the Corporation consolidates with or merges with or into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia and such successor Person expressly assumes the Corporation's obligations under the New Guarantee; (ii) immediately after giving effect thereto, no event of default under the New Guarantee, and no event which, after notice or lapse of time or both, would become an event of default under the New Guarantee, shall have happened and be continuing; (iii) such transaction is permitted under the Declaration and the Indenture and does not give rise to any breach or violation of the Declaration or the Indenture; and (iv) certain other conditions as prescribed in the New Guarantee are met.

Information Concerning the Guarantee Trustee

     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of the New Guarantee, undertakes to perform only such duties as are specifically set forth in the New Guarantee and, after default with respect to the New Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the New Guarantee at the request of any holder of the New Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Termination of the Guarantee

     The New Guarantee will terminate and be of no further force and effect upon full payment of the applicable Redemption Price of the New Capital Securities, upon full payment of the amounts payable upon liquidation of the Trust or upon distribution of New Junior Subordinated Debt Securities to the holders of the New Capital Securities. The New Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the New Capital Securities must restore payment of any sums paid under the New Capital Securities or the New Guarantee.

Governing Law

     The New Guarantee will be governed by and construed in accordance with the laws of the State of New York.

                          DESCRIPTION OF OLD SECURITIES


     The terms of the Old Securities are identical in all material respects to the New Securities, except that (i) the Old Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the applicable Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances), (ii) the New Capital Securities will not provide for any increase in the Distribution rate thereon, and (iii) the New Junior Subordinated Debt Securities will not provide for any increase in the interest rate thereon. The Old Securities provide that, in the event that a registration statement relating to the Exchange Offer has not been filed by July 5, 1997 and been declared effective by August 4, 1997 or, in certain limited circumstances, in the event a shelf registration statement (the "Shelf
Registration Statement") with respect to the resale of the Old Capital Securities is not declared effective by July 5, 1997, then interest will accrue (in addition to the stated interest rate on the Old Junior Subordinated Debt Securities) at the rate of 0.25% per annum on the principal amount of the Old Junior Subordinated Debt Securities and Distributions will accrue (in addition to the stated Distribution rate on the Old Capital Securities) at the rate of 0.25% per annum on the liquidation amount of the Old Capital Securities, for the period from the occurrence of such event until such time as such required Exchange Offer is consummated or any required Shelf Registration Statement is effective. The New Securities are not, and upon consummation of the Exchange Offer the Old Securities will not be, entitled to any such additional interest or Distributions. Accordingly, holders of Old Capital Securities should review the information set forth under "Risk Factors -- Certain Consequences of a Failure to Exchange Old Capital Securities" and "Description of New Securities."


                 RELATIONSHIP AMONG THE NEW CAPITAL SECURITIES,
        THE NEW JUNIOR SUBORDINATED DEBT SECURITIES AND THE NEW GUARANTEE

Full and Unconditional Guarantee

     Payments of Distributions and other amounts due on the New Capital Securities (to the extent the Trust has funds available for the payment of such Distributions) are irrevocably guaranteed by the Corporation as and to the extent set forth under "Description of New Guarantee." Taken together, the Corporation's obligations under the New Junior Subordinated Debt Securities, the Indenture, the Declaration and the New Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Capital Securities. If and to the extent that the Corporation does not make payments on the New Junior Subordinated Debt Securities, the Trust will not pay Distributions or other amounts due on the New Capital Securities. The New Guarantee does not cover payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of New Capital Securities is to institute a Direct Action. The obligations of the Corporation under the New Guarantee are subordinate and junior in right of payment to all Senior Debt.

Sufficiency of Payments

     As long as payments of interest and other payments are made when due on the New Junior Subordinated Debt Securities, such payments will be sufficient to cover Distributions and other payments due on the New Capital Securities, primarily because (i) the aggregate principal amount or Prepayment Price of the New Junior Subordinated Debt Securities will be equal to the sum of the aggregate liquidation amount or Redemption Price, as applicable, of the Trust Securities; (ii) the interest rate and interest and other payment dates on the New Junior Subordinated Debt Securities will match the Distribution rate and Distribution and other payment dates for the New Capital Securities; (iii) the Corporation, as issuer of the Junior Subordinated Debt Securities, shall pay for all costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust Securities; and (iv) the Declaration further provides that the Trust will not engage in any activity that is not consistent with the limited purposes thereof.

Enforcement Rights of Holders of New Capital Securities

     A holder of any New Capital Security may institute a legal proceeding directly against the Corporation to enforce its rights under the New Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

     A default or event of default under any Senior Debt would not constitute a default or Event of Default under the Declaration. However, in the event of payment defaults under, or acceleration of, Senior Debt, the subordination provisions of the Indenture provide that no payments may be made in respect of the New Junior Subordinated Debt Securities until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on New Junior Subordinated Debt Securities would constitute an Event of Default under the Declaration.

Limited Purpose of the Trust

     The Trust Securities evidence a beneficial interest in the Trust, and the Trust exists for the sole purpose of issuing the Trust Securities, investing the proceeds of the Trust Securities in Junior Subordinated Debt Securities and engaging in other activities necessary or incidental thereto.

Rights Upon Termination

     Upon any voluntary or involuntary termination, winding-up or liquidation of the Trust involving the liquidation of the New Junior Subordinated Debt Securities, after satisfaction of the liabilities of creditors of the Trust as required by applicable law, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of New Capital Securities--Liquidation of the Trust and Distribution of New Junior Subordinated Debt Securities." Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as holder of the New Junior Subordinated Debt Securities, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior Debt as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of the Corporation receive payments or distributions. Since the Corporation is the guarantor under the New Guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of New Capital Securities and a holder of New Junior Subordinated Debt Securities relative to other creditors and to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

General

     The following summary of certain federal income tax considerations is based on the advice of Cadwalader, Wickersham & Taft, special counsel to the Corporation and the Trust ("Tax Counsel"). This summary describes the principal federal income tax consequences of the purchase, beneficial ownership and disposition of Capital Securities purchased at initial issuance and held as capital assets, but does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase Capital Securities. Except to the extent discussed below under "Non-United States Holders," this summary deals only with (i) citizens or residents of the United States or any State or political subdivision thereof, (ii) corporations, partnerships and other business entities created or organized under the laws of the United States, (iii) estates the income of which is subject to U.S. federal income taxation regardless of its source, and (iv) trusts with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. fiduciaries have the authority to control all substantive decisions (each, a "United States Holder"). This summary does not address investors that may be subject to special rules, such as banks, tax-exempt entities, insurance companies, dealers in securities or currencies, persons whose functional currency is not the U.S. dollar, and persons that will hold the Capital Securities as part of a "straddle" or "conversion transaction" for federal income tax purposes or otherwise as part of an integrated transaction.

     This summary is based on laws, regulations, rulings and decisions in effect as of the date of this Offering Memorandum, all of which are subject to change, with possible retroactive effect. No ruling from the Internal Revenue Service (the "IRS") will be sought with respect to the Capital Securities, and the IRS could take a contrary view with respect to the matters described below. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CAPITAL SECURITIES. FOR A DISCUSSION OF THE POSSIBLE REDEMPTION OF THE CAPITAL SECURITIES UPON THE OCCURRENCE OF CERTAIN TAX EVENTS, SEE "DESCRIPTION OF NEW CAPITAL SECURITIES--LIQUIDATION OF THE TRUST AND DISTRIBUTION OF JUNIOR SUBORDINATED DEBT SECURITIES."

Consequences of the Exchange

     The exchange of New Capital Securities for Old Capital Securities pursuant to the Exchange Offer will not constitute a taxable event for U.S. federal income tax purposes. Accordingly, no gain or loss will be recognized by a Holder upon receipt of a New Capital Security, the holding period of the New Capital Security will include the holding period of the Old Capital Security exchanged therefor and the adjusted tax basis of the New Capital Security will be the same as the adjusted tax basis immediately before the exchange of the Old Capital Security exchanged therefor.

Classification of the Junior Subordinated Debt Securities

     Tax Counsel has advised the Corporation that, in its opinion, and based on certain representations, facts and assumptions set forth in such opinion, the Junior Subordinated Debt Securities will be classified as indebtedness of the Corporation for U.S. federal income tax purposes. The Corporation and the Trust, and holders of the Capital Securities (by acceptance of a beneficial interest in a Capital Security), will agree to treat the Junior Subordinated Debt Securities as indebtedness for all U.S. federal, state and local income and franchise tax purposes.

Classification of the Trust

     Tax Counsel has advised the Corporation that, in its opinion, under current law and assuming full compliance with the terms of the Declaration and other documents, and based upon certain facts and assumptions contained in such opinion, the Trust will be classified as a grantor trust for United States federal income tax purposes and not as an association taxable as a corporation. Accordingly, for U.S. federal income tax purposes, each holder of Capital Securities will be considered the owner of an undivided interest in the Junior Subordinated Debt Securities and will be required to include in gross income its allocable share of interest (or original issue discount ("OID")) on the Junior Subordinated Debt Securities.

Interest Income and Original Issue Discount

     Under applicable Treasury regulations, a debt instrument is deemed to be issued with OID if there is more than a remote contingency that periodic stated interest payments due on the instrument will not be timely paid. The exercise by the Corporation of its option to defer the payment of stated interest on the Capital Securities would prevent the Corporation from declaring dividends on any class of equity. The Corporation believes that the likelihood of its exercising its option to defer payment of stated interest is remote within the meaning of such regulations. As a result, the Corporation intends to take the position, based on the advice of Tax Counsel, that the Junior Subordinated Debt Securities will not be deemed to be issued with OID and stated interest on the Junior Subordinated Debt Securities generally will be taxable to a holder as ordinary interest income at the time it is paid or accrued in accordance with such holder's regular method of tax accounting.

     If, however, the Corporation exercises its right to defer payments of interest on the Junior Subordinated Debt Securities, the Junior Subordinated Debt Securities will become OID instruments at such time and, consequently, each holder of the Capital Securities will be required to accrue as OID the difference between all remaining amounts payable on its pro rata share of the Junior Subordinated Debt Securities and its adjusted tax basis in the Capital Securities. In general, any OID will be accrued by all holders (including cash method holders) on a constant yield basis over the remaining term of the Junior Subordinated Debt Securities (and even during the Extension Period when the Corporation will not pay interest). Moreover, even after the end of an Extension Period, all holders will be required to continue to include their pro rata share of any OID on the Junior Subordinated Debt Securities in income under the constant yield method, regardless of their method of tax accounting and in advance of the receipt of the cash attributable to such interest income. Under the OID constant yield method, a holder will accrue an amount of interest income each year that approximates the stated interest payments called for under the terms of the Junior Subordinated Debt Securities, and actual cash payments of interest on the Junior Subordinated Debt Securities will not be reported separately as taxable income. Any amount of OID included in a holder's gross income (whether or not during an Extension Period) with respect to a Capital Security will increase such holder's tax basis in such Capital Security, and the amount of distributions received by a holder in respect of such accrued OID will reduce the tax basis of such Capital Security.

     The Treasury regulations described above have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a contrary position. If the IRS successfully asserts that the Junior Subordinated Debt Securities are issued with OID regardless of whether the Corporation actually exercises its option to defer payments of interest, all holders of Capital Securities would be required to include such OID in income on a constant yield basis as described above.

     Corporate holders of Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized by such holders with respect to the Capital Securities.

Distribution of Junior Subordinated Debt Securities or Cash Upon Liquidation of the Trust

     As described under the caption "Description of New Capital Securities--Liquidation of the Trust and Distribution of New Junior Subordinated Debt Securities," Junior Subordinated Debt Securities may be distributed to holders in exchange for the Capital Securities and in liquidation of the Trust at any time subject to the prior receipt of the approval of the Federal Reserve if such approval is then so required and the Corporation having received an opinion of counsel to the effect that such liquidation and distribution would not be a taxable event to the holders of Capital Securities. Such a distribution will be non-taxable and will result in the holder receiving directly its pro rata share of the Junior Subordinated Debt Securities previously held indirectly through the Trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such holder had in its Capital Securities before such distribution.

     A holder will accrue interest (or OID) in respect of the Junior Subordinated Debt Securities received from the Trust in the same manner that the holder was required to accrue interest (or OID) in respect of the Capital Securities. See "--Interest Income and Original Issue Discount."

Sales of Capital Securities

     A holder that sells Capital Securities (including a redemption of Capital Securities by the Corporation for cash) will recognize gain or loss equal to the difference between the amount realized by the holder on the sale of the Capital Securities (except to the extent that such amount realized is characterized as a payment in respect of accrued but unpaid interest on such holder's allocable share of the Junior Subordinated Debt Securities that the holder had not previously included in gross income) and the holder's adjusted tax basis in the Capital Securities sold or redeemed. Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the Capital Securities have been held for more than one year. Analogous treatment will apply to the sale or redemption of any Junior Subordinated Debt Securities distributed to holders in redemption of their Capital Securities.

Proposed Legislation

     On February 6, 1997, as part of President Clinton's fiscal 1998 Budget Proposal, the United States Treasury Department proposed legislation (the "Proposed Legislation") that would, among other things, deny an issuer a federal income tax deduction for interest in respect of certain debt obligations, such as the Junior Subordinated Debt Securities, but only if the debt obligations are issued on or after "the date of the first committee action." However, neither of the tax bills passed by the House of Representatives (H.R. 2014) and the Senate (S. 949) in June 1997, and currently scheduled for reconciliation, contains a similar proposal. If the Proposed Legislation is, nevertheless, enacted in its current form, it should not apply to the Junior Subordinated Debt Securities, which were issued prior to the date of first committee action (which has not yet occurred). There can be no assurances, however, that the Proposed Legislation, if enacted, or similar legislation enacted after the date hereof, would not adversely affect the tax treatment of the Junior Subordinated Debt Securities, resulting in a Tax Event. A Tax Event would permit the Corporation, upon the receipt of any required regulatory approval, to cause a redemption of the Trust Securities at the Special Event Redemption Price. See "Description of New Capital Securities--Mandatory Redemption" and "Description of New Junior Subordinated Debt Securities--Special Event Prepayment."


Non-United States Holders

     In the case of a holder that is, for U.S. federal income tax purposes, a foreign corporation, a nonresident alien individual, a nonresident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for U.S. federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust, and does not hold the Capital Securities in connection with the conduct of a trade or business in the United States (each a "Non-United States Holder"): (a) distributions of principal and interest (including OID) on the Junior Subordinated Debt Securities, and distributions on the Capital Securities, each with respect to a Non-United States Holder, will not be subject to U.S. withholding tax, provided that (i) the holder does not actually or constructively own 10 percent or more of the combined voting power of all classes of stock of the Corporation, (ii) the holder is not a controlled foreign corporation that is related to the Corporation through stock ownership, and (iii) the holder provides a statement signed under penalties of perjury that includes its name and address and certifies that it is not a United States holder; (b) gain realized on the sale, exchange or redemption of Capital Securities will not be subject to U.S. federal income tax unless the holder is an individual who is present in the United States for 183 days or more in the taxable year of the sale, exchange or redemption, and certain other conditions are met; and (c) Capital Securities will not be subject to U.S. federal estate tax as a result of the death of a holder who is not a citizen or resident of the United States at the time of death, provided that such holder did not at the time of death actually or constructively own 10 percent or more of the combined voting power of all classes of stock of the Corporation and, at the time of such holder's death, payments of interest on such Capital Securities would not have been effectively connected with the conduct by such holder of a trade or business in the United States.

     Treasury regulations have been proposed that would affect the persons required to provide the statement described above under clause (a). In particular, these proposed regulations, if finalized as proposed, would require a statement to be submitted by direct (and certain indirect) owners of certain entities that are treated as foreign partnerships for federal income tax purposes. If finalized as proposed, these proposed Treasury regulations could affect certain holders of Capital Securities.

Backup Withholding and Information Reporting

     Information reporting requirements apply to certain payments of principal of and interest on (and the amount of OID, if any, accrued on) a debt obligation, and to proceeds of certain sales of a debt obligation before maturity, paid to certain nonexempt persons. In addition, a backup withholding tax also may apply with respect to such amounts if such a holder fails to provide correct taxpayer identification numbers and other information. The backup withholding tax rate is 31%. The Corporation, or a paying agent or a broker, as the case may be, will be required to withhold from any payment that is subject to backup withholding unless the holder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury Regulations and certain other conditions are met.

     Under current law, payments on Capital Securities owned by a Non-United States Holder will not be subject to information reporting requirements or backup withholding tax if the statement described above in clause (a) under "Non-United States Holders" is duly provided.

     Under current law, information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of Capital Securities effected outside the United States by the foreign office of a "broker" (as defined in applicable Treasury regulations), provided that such broker (i) is not a U.S. person, (ii) derives less than 50 percent of its gross income for certain periods from the conduct of a trade or business in the United States, and (iii) is not a controlled foreign corporation as to the United States (a person described in (i), (ii) and (iii), a "foreign controlled person"). Under current law, payment of the proceeds of the sale of Capital Securities effected outside the United States by the foreign office of a broker that is not a foreign controlled person will not be subject to backup withholding tax, but will be subject to information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is not a U.S. person and certain other conditions are met, or the holder otherwise establishes an exemption. Payment by a U.S. office of a broker of the proceeds of a sale of Capital Securities will be subject to backup withholding and information reporting unless the holder certifies that it is not a U.S. person under penalties of perjury or otherwise establishes an exemption.

     Treasury regulations have been proposed that would alter certain of these rules. If finalized as proposed, these proposed Treasury regulations could affect certain holders of Capital Securities.

     Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a refund or a credit against such holder's U.S. federal income tax.

                          CERTAIN ERISA CONSIDERATIONS

     Each fiduciary of a pension, profit-sharing or other employee benefit plan (a "Plan") subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the New Capital Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(5) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code.

     Under a regulation (the "Plan Assets Regulation") issued by the U.S. Department of Labor (the "DOL"), the assets of the Trust would be deemed to include assets of Plans owning New Capital Securities for purposes of ERISA and
Section 4975 of the Code if the New Capital Securities constituted equity interests in the Trust and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

     Pursuant to exceptions contained in the Plan Assets Regulation, the assets of the Trust would not be deemed to include assets of Plans owning New Capital Securities if the aggregate investment in New Capital Securities by Plans, other employee benefit plans not subject to Title I of ERISA or Section 4975 of the Code, and entities whose underlying assets include Plan assets (collectively, "Benefit Plan Investors") is not "significant", or if the New Capital Securities qualify as "publicly offered securities" as defined in the Plan Asset Regulation. For this purpose, equity participation by Benefit Plan Investors will not be considered "significant" on any date only if, immediately after the most recent acquisition of New Capital Securities, the aggregate interest in the New Capital Securities held by Benefit Plan Investors will be less than 25% of the value of the New Capital Securities. Although it is possible that the equity participation by Benefit Plan Investors in New Capital Securities on any date will not be "significant" for purposes of the Plan Assets Regulation, such result cannot be assured.

     The New Capital Securities may qualify as "publicly offered securities" under the Plan Assets Regulations if, at the time of the Exchange Offer, they are "widely held" and "freely transferable". Under the Plan Assets Regulation, a class of securities is "widely held" only if it is a class of securities that is owned by 100 or more investors independent of the issuer and of one another. Although it is possible that at the time of the Exchange Offer the New Capital Securities will be "widely held", such result cannot be assured. Whether a security is "freely transferable" for purposes of the Plan Assets Regulation is a factual question to be determined on the basis of all relevant facts and circumstances. If at the time of the Exchange Offer the New Capital Securities qualify as "publicly offered securities", the assets of the Trust should not include assets of Plans acquiring New Capital Securities. If the New Capital Securities do not qualify as "publicly offered securities", the plan asset considerations discussed herein could be applicable in connection with the investment by Plans in the New Capital Securities.

     Certain transactions involving the Trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code if the assets of the Trust were deemed to include assets of Plans owning New Capital Securities. For example, if the Corporation is a Party in Interest with respect to an investing Plan (either directly or by reason of its ownership of the Trust or of any of the Corporation's other subsidiaries), extensions of credit between the Corporation and the Trust (as represented by the New Junior Subordinated Debt Securities and the New Guarantee) would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below).

     The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the New Capital Securities, assuming that assets of the Trust were deemed to include assets of Plans owning such securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).

     Because the New Capital Securities may constitute equity interests in the Trust for purposes of applying ERISA and Section 4975 of the Code, the New Capital Securities may not be purchased or held by any Plan, or any person investing the assets of a Plan, unless such purchaser or holding meets the conditions for exemptive relief acting on behalf of or under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14. See "Notice to Investors." Furthermore, to avoid certain prohibited transactions under ERISA and the Code that could result under certain circumstances if the New Capital Securities are deemed to be such equity interests.

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the New Capital Securities on behalf of or with the assets of any Plan consult with their counsel regarding the potential consequences if the assets of the Trust were deemed to include plan assets and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Trust and the Corporation have agreed that, starting on the Expiration Date and ending on the close of business on the 180th day following the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, for a period of 180 days after the Expiration Date, all dealers effecting transactions in the New Capital Securities may be required to deliver a prospectus.

     The Trust and the Corporation will not receive any proceeds from any sale of New Capital Securities by broker-dealers or other parties. New Capital Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions, in the over-the-counter market, in negotiated transactions, through the writing of options on the New Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Capital Securities.

     Any broker-dealer that resells New Capital Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the Expiration Date, the Trust and the Corporation will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Trust and the Corporation have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Capital Securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Capital Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for the Corporation and the Trust by Cadwalader, Wickersham & Taft and Ashby & Geddes.

                              INDEPENDENT AUDITORS

     The consolidated financial statements of U.S.B. Holding Co., Inc. and subsidiaries as of December 31, 1996 and 1995 and for each of the years in the three year period ended December 31, 1996, included in this Prospectus or incorporated by reference in this Prospectus from the Corporation's 1996 Annual Report on Form 10-K and appearing in the Corporation's 1996 Annual Report to Shareholders, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report dated January 24, 1997 (February 5, 1997 as to Note
17) which is also incorporated by reference herein.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify any director, officer, employee or other agent of the corporation to whatever extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors.

     The Corporation's By-laws provide indemnity to the Corporation's directors and officers in such capacity or as directors or officers of a wholly-owned subsidiary of the Corporation for liability resulting from judgments, fines, expenses or settlement amounts incurred in connection with any action, including an action by or in the right of the Corporation, brought against such person in such capacity. Under Delaware law and the By-laws, no indemnification may be provided for any person with respect to any matter as to which he or she shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Corporation or of such subsidiary. The By-laws also provide that, with respect to any matter disposed of by a compromise payment by such director or officer pursuant to a consent decree or otherwise, no indemnification shall be provided unless such compromise shall be ordered by a court or shall be approved as being in the best interest of the Corporation, after notice that it involves such indemnification: (a) by a disinterested majority of the directors then in office or (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent counsel to the effect that such person does not appear not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Corporation or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, exclusive of any stock owned by any interested director or officer. Under Delaware law, a court may uphold indemnification in connection with a suit in which there is a recovery or by in the right of a corporation.

     The By-laws also provide for indemnification for all other directors and officers of the Corporation's wholly-owned subsidiaries to the extent authorized by the Board of Directors in each individual case, based on the same statutory standard set forth in the preceding paragraph. Where such a person is wholly successful in defending the claim, he or she shall be entitled to indemnification. Directors and officers of other subsidiaries and employees and agents of the Corporation and any subsidiaries may be indemnified as determined by the Board from time to time.

     In addition, as permitted under Delaware law, the Corporation maintains liability insurance covering directors and officers of the Corporation and its subsidiaries.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


EXHIBIT                         DESCRIPTION

4.1 Indenture of U.S.B. Holding Co., Inc. relating to the Junior Subordinated Debt Securities*

4.2  Form of Certificate of New Junior Subordinated Debt Securities*

4.3  Certificate of Trust of Union State Capital Trust I*

4.4  Declaration of Trust of Union State Capital Trust I*

4.5  Amended and Restated Declaration of Trust for Union State Capital Trust I*

4.6  Form of New Capital Security Certificate for Union State Capital Trust I*

4.7 Form of New Guarantee of U.S.B. Holding Co., Inc. relating to the New Capital Securities*

4.8  Registration Agreement*

5.1 Opinion and consent of Cadwalader, Wickersham & Taft to U.S.B. Holding Co., Inc. as to legality of the New Guarantee to be issued by U.S.B. Holding Co., Inc.*

5.2 Opinion of Ashby & Geddes, special Delaware counsel, as to legality of the New Capital Securities and the New Junior Subordinated Debt Securities to be issued by Union State Capital Trust I and U.S.B. Holding Co., Inc.*

8.1 Opinion of Cadwalader, Wickersham & Taft, special tax counsel, as to certain federal income tax matters.*

12.1 Amended Computation of ratio of earnings to fixed charges (excluding interest on deposits)

12.2 Amended Computation of ratio of earnings to fixed charges (including interest on deposits)

23.1 Consent of Deloitte & Touche LLP*

23.2 Consent of Cadwalader, Wickersham & Taft (included in Exhibit 5.1)*

23.3 Consent of Ashby & Geddes (included in Exhibit 5.2)*

24 Power of Attorney of certain officers and directors of U.S.B. Holding Co., Inc. (included on the signature page hereto)*

25.1 Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee under the Indenture*

25.2 Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee under the Amended and Restated Declaration of Trust of Union State Capital Trust I*

25.3 Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as Trustee under the New Guarantee for the benefit of the holders of New Capital Securities of Union State Capital Trust I*

99.1 Amended Form of Letter of Transmittal

99.2 Form of Notice of Guaranteed Delivery*

99.3 Form of Exchange Agent Agreement*

99.4 Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees*

99.5 Form of Letter to Clients*

---------------------------------

* Previously filed as Exhibits to the Registration Statement on Form S-4 of U.S.B. Holding Co., Inc. (No. 333-28651) filed June 6, 1997.


ITEM 22.  UNDERTAKINGS

     Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing, where applicable, of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each undersigned Registrant pursuant to the provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each undersigned Registrant of expenses incurred or paid by a director, officer of controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the Prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired or involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, U.S.B. Holding Co., Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, as of the 14th of July, 1997.

                                   U.S.B. HOLDING CO., INC.





                                   By  /s/  Thomas E. Hales
                                       ------------------------
                                      (Thomas E. Hales)
                                      (Chairman of the Board, President,
                                       Chief Executive Officer and Director)




                  Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons in the capacities and as of the dates indicated.




                SIGNATURE                 TITLE                         DATE

/s/ Thomas E. Hales              Chairman of the Board,            July 14, 1997
-------------------------------- President, Chief
      (Thomas E. Hales)          Executive Officer and Director

/s/ Steven T. Sabatini           Executive Vice President, Chief
-------------------------------- Financial Officer and
      (Steven T. Sabatini)       Assistant Secretary               July 14, 1997

_____________________________    Director                         ______________
      (Kenneth J. Torsoe)

/s/ Raymond J. Crotty            Executive Vice President, Chief
-------------------------------- Credit Officer, Assistant
      (Raymond J. Crotty)        Secretary and Director            July 14, 1997

/s/ Fred F. Graziano             Treasurer and Director            July 14, 1997
--------------------------------
      (Fred F. Graziano)

/s/ Michael H. Fury              Secretary, General Counsel        July 14, 1997
-------------------------------- and Director
      (Michael H. Fury)

                                 Director                          _____________
--------------------------------
      (Howard V. Ruderman)

/s/ Herbert Peckman              Director                          July 14, 1997
--------------------------------
      (Herbert Peckman)



     Pursuant to the requirements of the Securities Act of 1933, Union State Capital Trust I certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, as of the 14th day of July, 1997.


                          UNION STATE CAPITAL TRUST I


                          By    /s/   Thomas E. Hales
                                ------------------------
                               Thomas E. Hales,
                               as Administrative Trustee


                          By    /s/ Steven T. Sabatini
                                ------------------------
                               Steven T. Sabatini,
                               as Administrative Trustee


                          By    /s/ Michael H. Fury
                               -------------------------
                               Michael H. Fury,
                               as Administrative Trustee


                          By    /s/ Raymond J. Crotty
                                ------------------------
                               Raymond J. Crotty,
                               as Administrative Trustee


                                  EXHIBIT INDEX



    EXHIBIT NO.                             DESCRIPTION

4.1 Indenture of U.S.B. Holding Co., Inc. relating to the Junior Subordinated Debt Securities*

4.2  Form of Certificate of New Junior Subordinated Debt Securities*

4.3  Certificate of Trust of Union State Capital Trust I*

4.4  Declaration of Trust of Union State Capital Trust I*

4.5  Amended and Restated Declaration of Trust for Union State Capital Trust I*

4.6  Form of New Capital Security Certificate for Union State Capital Trust I*

4.7 Form of New Guarantee of U.S.B. Holding Co., Inc. relating to the New Capital Securities*

4.8  Registration Agreement*

5.1 Opinion and consent of Cadwalader, Wickersham & Taft to U.S.B. Holding Co., Inc. as to legality of the New Guarantee to be issued by U.S.B. Holding Co., Inc.*

5.2 Opinion of Ashby & Geddes, special Delaware counsel, as to legality of the New Capital Securities and the New Junior Subordinated Debt Securities to be issued by Union State Capital Trust I and U.S.B. Holding Co., Inc.*

8.1 Opinion of Cadwalader, Wickersham & Taft, special tax counsel, as to certain federal income tax matters.*

12.1 Amended Computation of ratio of earnings to fixed charges (excluding interest on deposits)

12.2 Amended Computation of ratio of earnings to fixed charges (including interest on deposits)

23.1 Consent of Deloitte & Touche LLP*

23.2 Consent of Cadwalader, Wickersham & Taft (included in Exhibit 5.1)*

23.3 Consent of Ashby & Geddes (included in Exhibit 5.2)*

24 Power of Attorney of certain officers and directors of U.S.B. Holding Co., Inc. (included on the signature page hereto)*

25.1 Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee under the Indenture*

25.2 Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee under the Amended and Restated Declaration of Trust of Union State Capital Trust I*

25.3 Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee under the New Guarantee for the benefit of the holders of New Capital Securities of Union State Capital Trust I*

99.1 Amended Form of Letter of Transmittal

99.2 Form of Notice of Guaranteed Delivery*

99.3 Form of Exchange Agent Agreement*

99.4 Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees*

99.5 Form of Letter to Clients*

---------------------------------

* Previously filed as Exhibits to the Registration Statement on Form S-4 of U.S.B. Holding Co., Inc. (No. 333-28651) filed July 14, 1997.